FIRST AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Agreement”) is made this 26th day of June, 2014, by and between ERICK FLOWBACK SERVICES, LLC, an Oklahoma limited liability company (“EFS”), and ROD’S PRODUCTION SERVICES, L.L.C., a Delaware limited liability company (“RPS”) (EFS and RPS are collectively referred to herein as “Borrowers”), MARK SNODGRASS, an individual, and BRIAN AUSTIN, an individual, and MCE, LP, a Delaware limited partnership (“MCE”) (herein collectively “Guarantors”) and BANK 7, 1039 NW 63rd St., Oklahoma City, OK 73116 (“Bank 7” or “Lender”).

RECITALS

WHEREAS this Agreement represents a complete restatement and amendment of that certain original Loan and Security Agreement dated September 30, 2013, between the same parties with the exception of MCE (the “Prior Agreement”); and

WHEREAS Borrowers have requested Lender to amend and modify the Prior Agreement to provide for a credit facility consisting of two (2) loans (collectively, the “Loans”), as follows: (i) the Consolidated Loan,: a term loan in the amount of TWELVE MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($12,800,000.00) (“Note 1”), and (ii) the Certificate of Deposit Loan in the amount of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00) (“Note 2”); (Note 1 and Note 2 are collectively referred to herein as the “Notes”); and

WHEREAS Note 1 is a renewal, consolidation, and modification of those certain prior notes described in the Prior Agreement as: Bank 7 Note 1, Bank 7 Note 2, Bank 7 Note 3, IBC Note 1, IBC Note 2 and IBC Note 3.

WHEREAS Lender is willing to make the Loans to Borrowers upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, Borrowers and Lender do hereby agree as follows:

1.    CONSTRUCTION AND DEFINITION OF TERMS

All terms used herein without definition which are defined by the Oklahoma Uniform Commercial Code shall have the meanings assigned to them by the Oklahoma Uniform Commercial Code, as in effect on the date hereof, unless and to the extent varied by this Agreement. All accounting terms used herein without definition shall have the meanings assigned to them as determined by GAAP (as defined herein). Whenever the phrase “satisfactory to Lender” is used in this Agreement, such phrase shall mean “satisfactory to Lender in its sole discretion.” The use of any gender or the neuter herein shall also refer to the other gender or the neuter and the use of the plural shall also refer to the singular, and vice versa. In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

1.1.    [Reserved].

1.2.    “Advance” means any advance by Lender to Borrowers under the Loans in accordance with Section 2.7 herein.

1.3.    “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, including, (a) any Person which beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person or ten percent (10%) or more of the Equity Interest in such Person, (b) any Person of which such Person beneficially owns or holds ten percent (10%) or more of any class of voting shares or in which such Person beneficially owns or holds ten percent (10%) or more of the Equity Interests in such Person, and (c) any officer or director of such Person.

1.4.    “Agreement” means this First Amended and Restated Loan and Security Agreement and all amendments, modifications and supplements hereto.

1.5.    “Bankruptcy Code” means the United States Bankruptcy Code, as amended from time to time.

1.6.    “Business Premises” means Borrowers’ offices located at: for EFS: 20568 US Hwy 81, Kingfisher, OK  73750; for RPS: 3401 SW Wilshire Blvd., Suite B, Joshua, Texas 76058.

1.7.    “Certified” means that the information, statement, schedule, report or other document required to be “Certified” shall contain a representation of a duly authorized officer of Borrowers that such information, statement, schedule, report or other document is true and complete.

1.8.    “Closing” means the date on which this Agreement is executed.

1.9.    “Closing Date” means the date on which this Agreement has been executed and delivered by the parties hereto and all conditions precedent have been satisfied.

1.10.    “Collateral” means all of Borrowers’ real and personal property, both now owned and hereafter acquired, including but not limited to:

(a)	[Reserved].

(b)
General Intangibles, etc. All of the following, whether now or hereafter existing, which are owned by Borrowers or in which Borrowers otherwise have any rights; all contract rights and general intangibles of any kind (including but not limited to choses in action, membership and partnership interests, tax refunds, and insurance proceeds), all chattel paper, documents, instruments, security agreements, leases, other contracts (including, but not limited to, contracts or leases for the use of Borrowers’ equipment, including drilling and service rigs) and money, and all other rights of Borrowers (except those constituting Accounts) to receive payments of money or the ownership of property (any and all such contract rights, general intangibles, chattel paper, documents, instruments, security agreements, leases, other contracts and money and other rights being herein called the “General Intangibles”).

(c)
Goods, Equipment and Fixtures. All of Borrowers’ goods, equipment, and fixtures now owned or hereafter acquired, including, but not limited to, the equipment identified on Schedule 1.11(c), attached hereto and incorporated herein, together with any and all equipment purchased with loan proceeds of the Loans.

(d)	[Reserved].

(e)	Investment Property. All of Borrowers’ investment property now owned or hereafter acquired.

(f)	Deposit Accounts. All of Borrowers’ deposit accounts with Lender.

(g)	Real Property. All of Shale Properties, LLC’s real property located in Montague County, Texas, Atascosa County, Texas, Carroll County, Ohio, and Tuscarawas County, Ohio.

(h)	Life Insurance. Assignment of Life Insurance Policies on the lives of Mark Snodgrass and Brian Austin, in the amount of $5,000,000.00 each.

(i)	Certificates of Deposit. Those two (2) certain Certificates of Deposit issued by Bank 7 in the amount of $2,000,000.00 each to Mark Snodgrass and Brian Austin.

(j)    Proceeds. Proceeds and products of all of the foregoing.

Notwithstanding the foregoing, the “Collateral” does not include the “WFB Collateral” as defined in that certain Lien Release and Acknowledgement, dated as of September, 2013, by and between Wells Fargo Bank, National Association, Bank 7, International Bank of Commerce and the Borrowers.

1.11.    “Distribution” means (a) any distribution, dividend or any other payment or distribution (in cash, property or obligations) made by Borrowers on account of their respective membership interests, (b) any redemption, purchase, retirement or other acquisition by Borrowers of any of their respective membership interests, or (c) the establishment of any fund for any such distribution, dividend, payment or acquisition.

1.12.    “EBITDA” means for Borrowers for any period, the sum of: (a) net income for such period, plus (b) without duplication and to the extent deducted in determining such net income: (i) interest expense for such period, plus (ii) income tax expense, for such period, plus (iii) depreciation and amortization for such period.

1.13.    “Equity Interest” means, with respect to any Person, any shares, interests, participations, or other equivalents (however designated) of corporate stock, membership interests, or partnership interests (or any other ownership interests) of such Person.

1.14.    “Event of Default” means any of the events described in Section 8 hereof.

1.15.    “Fixed Charge Coverage Ratio” for Borrowers means for the four-quarter period ending as of any quarter end (A) (i) EBITDA for period, minus the sum of (ii)(a) Non-Financed Capital Expenditures for such period, and (b) Distributions and/or salary to owners for such period, and (c) cash taxes paid for such period, divided by (B) the sum of all principal and interest expense for such period on all indebtedness.

1.16.    “GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

1.17.    “Guarantors” means Mark Snodgrass, Brian Austin and MCE.

1.18.    “Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.19.    “Hazardous Materials” means any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, chemicals, waste, or petroleum products (including materials to be recycled, reconditioned or reclaimed) and any pollution or other toxic or hazardous substances as defined or listed under any of the following Laws: any federal, state, or local statutes, Laws, ordinances, codes, rules, regulations, orders, or decrees including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq., the Federal Hazardous Materials Transportation Act, the Federal Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq., the Federal Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq., the Federal Clean Air Act, as amended, 42 U.S.C. § 7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq., the National Environmental Policy Act, as amended, 42 U.S.C. § 4321, et seq., the Rivers and Harbors Act of 1899, as amended, 33 U.S.C. § 401, et seq., the Pollution Control Coordinating Act, 82 O.S. § 931, et seq., the Oklahoma Controlled Industrial Waste Disposal Act, 63 Okla. Stat. § 1 2001.1, et seq., the Oklahoma Solid Waste Management Act, 63 Okla. Stat. § 1 2300, et seq., the Controlled Industrial Waste Fund Act, 63 Okla. Stat. § 1 2015, et seq., the Oklahoma Clean Air Act, 63 Okla. Stat. § 1 1801, et seq., the

Oklahoma Underground Storage Tank Regulation Act 17 Okla. Stat. § 301, et seq., or any rules and regulations of the EPA, any, other state statutes or regulations, any municipal ordinances, rules or regulations or any statutes or regulations of any other agency or governmental authority or entity having jurisdiction over the Borrowers (collectively the “Environmental Laws”)

1.20.    “Indebtedness” means all items that would properly be included in the liability section of a balance sheet or in a footnote to a financial statement in accordance with GAAP or income tax basis accounting principles, and shall also include all contingent liabilities.

1.21.    “Laws” means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

1.22.    “Leverage Ratio” means Borrowers’ funded debt divided by EBITDA as more particularly stated in Section 6.21.

1.23.    “Lien” means any statutory or common law consensual or non-consensual mortgage, pledge, security interest, encumbrance, lien, right of setoff, claim or charge of any kind, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

1.24.    “Loan Amount” for each of the Notes means the total amount of funds available to Borrowers under the Notes.

1.25.    “Loan Documents” means any and all agreements, contracts, promissory notes, security agreements, assignments, subordination agreements, pledge or hypothecation agreements, mortgages, deeds of trust, leases, guaranties, instruments, letters of credit, letter of credit agreements and documents now and hereafter existing between Lender and Borrowers, executed and/or delivered pursuant to this Agreement or otherwise or guaranteeing, securing or in any other manner relating to any of the Obligations, including, without limitation, the instruments and documents referred to in Section 5.1 hereof together with any other instrument or document executed by Borrowers, Lender or any other Person in connection with the Loans.

1.26.    “Material Adverse Effect” means a material adverse effect on: (a) the business, operations, property or condition (financial or otherwise) of Borrowers; (b) the ability of Borrowers to pay the Obligations or the ability of Borrowers to perform their Obligations under this Agreement or any of the other Loan Documents; or (c) the validity or enforceability of this Agreement or any of the Loan Documents, or the rights or remedies of Lender hereunder or thereunder.

1.27.    “Maturity Date” means the respective date identified in each of the Notes as the context may require in this Agreement.

1.28.    “Non-Financed Capital Expenditures” means any and all capital expenditures of Borrowers not funded by Lender, to the extent such capital expenditures collectively exceed $500,000.00.

1.29.    “Notes” means each of the Borrowers’ Promissory Notes evidencing the Loans provided for herein and all renewals, replacements and extensions thereof, including, (a) Borrowers’ consolidated loan in the amount of TWELVE MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($12,800,000.00) (“Note 1”) and (b) Borrowers’ certificate of deposit loan in the amount of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00) (“Note 2”).

1.30.    “Obligations” means the full and punctual observance and performance of all present and future duties, covenants and responsibilities due to Lender by Borrowers under this Agreement, the Notes, the Loan Documents and otherwise, all present and future obligations and liabilities of Borrowers to Lender for the payment of money under this Agreement, the Notes, the Loan Documents and otherwise (extending to all principal amounts, interest, late charges, fees and all other charges and sums, as well as all costs and expenses payable by Borrowers under this Agreement, the Notes, the Loan Documents and otherwise), whether direct or indirect, contingent or noncontingent, matured or unmatured, accrued or not accrued, related or unrelated to this Agreement, whether or not now contemplated, whether or not any instrument or agreement relating thereto specifically refers to this Agreement and whether or not of the same character or class as Borrowers’ obligations under this Agreement or the Notes, including, without limitation, overdrafts in any checking or other accounts of Borrowers at Lender and claims against Borrowers acquired by assignment to Lender, whether or not secured under any other document, or agreement or statutory or common law provision, as well as all renewals, refinancings, consolidations, re-castings and extensions of any of the foregoing, the parties acknowledging that the nature of the relationship created hereby contemplates the making of future advances by Lender to Borrowers.

1.31.    “Obligor” means individually and collectively, Borrowers and any Person who is primarily or secondarily liable for the repayment of the Obligations, if any, or any portion thereof; and any Person who has granted security for the repayment of any of the Obligations, if any.

1.32.    “Organizational Documents” means, for any Person (a) the articles of incorporation or certificate of formation and bylaws of such Person if such Person is a corporation, (b) the articles of organization or certificate of formation and operating agreement or regulations of such Person if such Person is a limited liability company, (c) the certificate of limited partnership or certificate of formation and the limited partnership agreement of such Person if such Person is a limited partnership, or (d) the documents under which such Person was created and is governed if such person is not a corporation, limited liability company or limited partnership.

1.33.    “Permitted Liens” means Liens of Lender, or Liens specifically consented to by Lender in writing.

1.34.    “Person” means a natural person, corporation, association, limited liability company, partnership, joint venture, trust, government and agencies and departments thereof and every other entity of every kind.

1.35.    “Subsidiary” means for any Person, a Person of which or in which such Person or other Subsidiaries own or control, directly or indirectly, fifty percent (50%) or more of (a) the combined voting power of all classes having general voting power under ordinary circumstances to elect a majority of the directors (if it is a corporation), managers or equivalent body of such Person, (b) the capital interest or profits interest of such Person, if it is a partnership, limited liability company, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated association or organization.

1.36.    “Tangible Net Worth” means the Total Assets less the Total Liabilities. As used herein Total Assets means: the sum of current assets, property and equipment and other assets, as listed on Borrowers’ balance sheet, less Intangible Assets. As used herein Intangible Assets means: goodwill, intellectual property, patents, copyrights, and trademarks. As used herein Total Liabilities means the sum of current liabilities, long term debt, and other miscellaneous liabilities.

2.    THE LOANS

2.1.    Loan Amounts. Subject to the terms and conditions hereinafter set forth, Lender agrees to lend to Borrowers and Borrowers agree to borrow from Lender the total sum of not to exceed SIXTEEN MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($16,800,000.00) to be comprised of the following two (2) loans: as follows: (i) the “Consolidated Loan” consisting of a loan in the amount of TWELVE MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($12,800,000.00) (“Note 1”), and (ii) a Certificate of Deposit Loan in the amount of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00) (“Note 2”). The Consolidated Loan and the Certificate of Deposit Loan are collectively referred to herein as the “Loans”.

2.2.    Notes. Borrowers’ obligation to repay the Loans with interest shall be evidenced by, and the Loans shall be repaid with interest in accordance with, the Notes.

2.3.    Restructure Loan Fee. Borrowers shall pay to Lender, at Closing, a fee of $90,000.00.

2.4.    Default Rate. Upon the occurrence of an Event of Default hereunder, sums outstanding under each Loan shall bear interest at the default rate of interest as set forth in each Note (the “Default Rate”) until the default is cured. The default shall be cured on the demand of Lender.

2.5.    Borrowers’ Conditional Right to Re-Advance on Note 1 at Maturity. Upon satisfaction of the conditions precedent herein stated Borrowers shall have the right to seek and receive a re-advance upon Note 1 in the amount not to exceed $4,000,000.00 with the further limitation that the re-advance shall not exceed such amount that when added to the then outstanding principal balance owed on Note 1, Note 1 shall not exceed the amount of $12,800,000.00. The conditions precedent which must be satisfied as a condition to a re-advance are as follows: (a) Borrowers shall not have defaulted under any term or provision of the Agreement; (b) Borrowers shall have fully complied with each term and condition of the Agreement including but not limited to (i) all financial covenants; (ii) all financial reporting covenants; and (iii) all negative covenants; and (c) neither Borrowers nor Guarantors have suffered any Material Adverse Effect. The re-advance loan proceeds shall be used solely to pay off the remaining balance owed upon the CD Loan. Upon the satisfaction of the conditions precedent herein set forth and payoff of the balance owed upon the CD Loan, Lender agrees to release its security interest in the two (2) Certificates of Deposit issued in the amount of $2,000,000.00 each to Mark Snodgrass and Brian Austin, and, Lender further agrees to release the Guarantors, Mark Snodgrass and Brian Austin, from further liability under their respective Guaranties, as modified of even date herewith.

3.    SECURITY

3.1.    Security Interest. As security for the payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, Borrowers hereby assign, pledge and grant to Lender a continuing security interest in the Collateral. Lender’s security interest shall continually exist until (a) all Obligations have been paid in full and (b) there exists no commitment by Lender that could give rise to any of the Obligations.

3.2.    Covenants and Representations Concerning Collateral. With respect to all of the Collateral, Borrowers covenant, warrant, and represent that:

(a)    No financing statement or lien entry covering any of the Collateral is on file in any public office or land or financing records except for financing statements or lien entries in favor of Lender and Borrowers are the legal and beneficial owner of its respective Collateral, free and clear of all Liens, except for Permitted Liens.

(b)    The security interest granted to Lender hereunder shall constitute a first priority Lien upon the Collateral, except for Permitted Liens, Borrowers will not, and Lender does not authorize Borrowers to, except in the ordinary course of business, transfer, discount, sell, grant or assign any interest in the Collateral nor, without Lender’s prior written consent, permit any other Lien to be created or remain thereon except for Permitted Liens.

(c)    Borrowers will maintain the Collateral in good order and condition; ordinary wear and tear excepted, and will use, operate, and maintain the Collateral in compliance with all Laws, regulations and ordinances and in compliance with all applicable insurance requirements and regulations. Borrowers will promptly notify Lender in writing of any litigation involving or affecting the Collateral which Borrowers know or have reason to believe is pending or threatened. Borrowers will promptly pay when due all taxes and all transportation, storage, warehousing and other such charges and fees affecting or arising out of or relating to the Collateral and shall defend the Collateral, at Borrowers’ expense, against all claims and demands of any Persons claiming any interest in the Collateral adverse to Borrowers or Lender.

(d)    At all reasonable times Lender and its agents and designees may enter the Business Premises and any other premises of Borrowers where books and records or Collateral may be located and inspect the Collateral and all books and records of Borrowers (in whatever form). Borrowers shall pay the costs of such inspections, as more particularly set forth in Section 6.16.

(e)    Borrowers will maintain comprehensive casualty insurance on the Collateral against such risks, in such amounts, with such loss deductible amounts and with such companies as may be satisfactory to Lender, and each such policy shall contain a clause or endorsement satisfactory to Lender naming Lender as loss payee and a clause or endorsement satisfactory to Lender that such policy may not be cancelled or altered and Lender may not be removed as loss payee without at least thirty (30) days prior written notice to Lender. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that Borrowers will not be deemed a co‑insurer under applicable insurance Laws, regulations, policies or practices. Borrowers hereby assign to Lender and grant to Lender a security interest in any and all proceeds of such policies and authorize and empower Lender to adjust or compromise any loss under such policies and to collect and receive all such proceeds up to the amount of the outstanding Obligations as of the date of such loss. Borrowers authorize and empower Lender to execute and endorse in Borrowers’ names all proofs of loss, drafts, checks and any other documents or instruments necessary to accomplish such collection, and any Persons making payments to Lender under the terms of this paragraph are hereby relieved absolutely from any obligation or responsibility to see to the application of any sums so paid. After deduction from any such proceeds of all costs and expenses (including reasonable attorneys’ fees) incurred by Lender in the collection and handling of such proceeds, the net proceeds shall be applied as follows. If no Event of Default shall have occurred and be continuing, such net proceeds may be applied, at Borrowers’ option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or as a credit against such of the Obligations, whether matured or unmatured, as Lender shall determine in Lender’s sole discretion. In the event that Borrowers may and do elect to replace or restore as aforesaid, then such net proceeds shall be deposited in a segregated account of Borrowers at Lender and subject to the sole order of Lender and shall be disbursed therefrom by Lender in such manner and at such times as Lender deems appropriate to complete such replacement or restoration; provided, however, that if an Event of Default shall occur at any time before or after replacement or restoration has commenced, then thereupon Lender shall have the option to apply all remaining net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or as a credit against such of the Obligations, whether matured or unmatured, as Lender shall determine in Lender’s sole discretion. If an Event of Default shall occur prior to such deposit of the net proceeds, then Lender may, in its sole discretion, apply such net proceeds either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or as a credit against such of the Obligations, whether matured or unmatured, as Lender shall determine in Lender’s sole discretion.

(f)    All books and records pertaining to the Collateral are located at the Business Premises and Borrowers will not change the location of such books and records without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

(g)    Borrowers shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as Lender may reasonably request to vest in and assure to Lender its rights hereunder or in any of the Collateral.

(h)    Borrowers shall cooperate with Lender to obtain and keep in effect any necessary control agreements for deposit accounts or investment property Collateral as determined by Lender.

(i)    Borrowers authorize Lender to file lien entry forms and financing statements covering the Collateral containing such legends as Lender shall deem necessary or desirable to protect Lender’s interest in the Collateral. Borrowers agree to pay all taxes, fees and reasonable costs (including reasonable attorneys’ fees) paid or incurred by Lender in connection with the preparation, filing or recordation thereof.

(j)    Whenever required by Lender, Borrowers shall promptly deliver to Lender, with all endorsements and/or assignments required by Lender, all instruments, writings, records, and the like received by Borrowers constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.

(k)    Borrowers shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Lender.

(l)    Borrowers will execute lien entry forms covering motor vehicle Collateral as and when requested by Lender.

3.3.    [Reserved].

3.4.    Care of Collateral. Borrowers shall have all risk of loss of the Collateral. Lender shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to the Collateral, to collect or enforce any of its rights against the Collateral, to collect any income accruing on the Collateral, or to preserve rights against parties with prior interests in the Collateral. If Lender actually receive any notices requiring action with respect to Collateral in Lender’s possession, Lender shall take reasonable steps to forward such notices to Borrowers. Borrowers are responsible for responding to notices concerning the Collateral. Lender’s sole responsibility is to take such action as is reasonably requested by Borrowers in writing, however, Lender is not responsible to take any action that, in Lender’s sole judgment, would affect the value of the Collateral as security for the Obligations adversely. While Lender is not required to take certain actions, if action is needed, in Lender’s sole discretion, to preserve and maintain the Collateral, Borrowers authorize Lender to take such actions, but Lender is not obligated to do so.

3.5.    Reserve Account. Borrowers will continue maintaining a Reserve Account with Lender into which Borrowers will make a quarterly (September 30, December 31, March 31, and June 30 of each year) deposit equal to the lesser of $325,000.00 or 100% of the excess cashflow of Borrowers. For purposes of this provision, excess cashflow is EBITDA minus Non-Financed Capital Expenditures, permitted compensation (see Paragraph 7.10), cash taxes paid, and all principal and interest payments. To the extent any quarterly deposit is less than $325,000.00, Borrowers shall increase future quarterly deposits from excess cash flow until such time as cumulative deposits into the Reserve Account equal $325,000.00 per quarter. The funds deposited in the Reserve Account shall be utilized to make the Additional Annual Principal Payment as set forth in Note 1, each September 30th.

3.6.    Authorization and Power-of-Attorney. Borrowers authorize Lender to request other secured parties of Borrowers, if any, to provide accountings, confirmations of Collateral and confirmations of statements of account concerning Borrowers. Borrowers hereby designate and appoint Lender and its designees as attorney‑in‑fact of Borrowers, irrevocably and with power of substitution, with authority to endorse Borrowers’ names on requests to other secured parties of Borrowers for accountings, confirmations of Collateral and confirmations of statements of account. The foregoing authorizations and appointments are conditioned upon the occurrence of an uncured Event of Default.

4.    REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, Borrowers represent and warrant to Lender that:

4.1.    State of Incorporation and Legal Name. The Borrowers’ states of incorporation or formation and exact legal names are set forth in the first paragraph of this Agreement.

4.2.    Good Standing. Borrowers are limited liability companies duly organized, legally existing, and in good standing under the laws of their State of organization, have the power to own their property and to carry on their business and are duly qualified to do business and are in good standing in each jurisdiction in which the character of the properties owned therein or in which the transaction of business makes such qualification necessary.

4.3.    Authority. Borrowers have full power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver all documents and instruments required hereunder and to incur and perform the Obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate and other action, and no consent or approval of any Person, including, without limitation, members of Borrowers and any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

4.4.    Binding Agreements. This Agreement has been duly and properly executed by Borrowers, constitutes the valid and legally binding obligation of Borrowers and is fully enforceable against Borrowers in accordance with its terms, subject only to Laws affecting the rights of Lender generally and application of general principles of equity.

4.5.    No Conflicting Agreements. The execution, delivery and performance by Borrowers of this Agreement and the borrowings hereunder will not (a) violate (i) any provision of Law or any order, rule or regulation of any court or agency of government, (ii) any award of any arbitrator, (iii) the Organizational Documents of Borrowers or (iv) any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Borrowers are a party or by which Borrowers or any of its property are bound, or (b) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a material default under, any such award, indenture, contract, agreement, mortgage, deed of trust or other instrument, or result in the creation or imposition of any Lien upon any of the property or assets of Borrowers except for Liens created in favor of Lender under or pursuant to this Agreement.

4.6.    Litigation. Except as disclosed to Lender in writing, there are no judgments, injunctions or similar orders or decrees, claims, actions, suits or proceedings pending or, to the knowledge of Borrowers, threatened against or affecting Borrowers or any property of Borrowers, at law or in equity, by or before any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could result in Material Adverse Effect to the business, operations, prospects, properties or in the condition, financial or otherwise, of Borrowers, and Borrowers are not, to Borrowers’ knowledge, in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or any federal, State, county, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could have a Material Adverse Effect on Borrowers.

4.7.    Financial Condition. The financial statements of Borrowers heretofore delivered to Lender are true and complete, fairly represent in all material respects the financial condition of Borrowers as of such dates and the results of their operations for the period then ended and were prepared in accordance with GAAP or income tax basis accounting principles applied on a consistent basis for prior periods. There is no Indebtedness of Borrowers as of the date of such statements which is not reflected therein and no material adverse change in Borrowers’ financial condition has occurred since the date of such statements.

4.8.    Taxes. Borrowers have paid or caused to be paid all federal, State and local taxes to the extent that such taxes have become due and has filed or caused to be filed all federal, State and local tax returns which are required to be filed by Borrowers.

4.9.    Title to Properties. Borrowers have good and marketable title to all of their properties and assets (including the Collateral).

4.10.    Place of Business. Borrowers have only such other business locations as disclosed to Lender prior to the date hereof. Borrowers will not change the location of the Business Premises or open additional business locations (other than those locations heretofore disclosed to Lender) without Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

4.11.    Financial Information. All financial statements, schedules, reports and other information supplied to Lender by or on behalf of Borrowers heretofore and hereafter are and will be free of material misstatements or irregularities.

4.12.    Licenses and Permits. Borrowers have duly obtained and now hold all licenses, permits, certifications, approvals and the like required by federal, State and local Laws of the jurisdictions in which Borrowers conduct its business, and each remains valid and in full force and effect.

4.13.    Outstanding Indebtedness and Permitted Liens. Except as set forth in Schedule 4.13, Borrowers have no outstanding loans or leases which shall survive Closing, except as disclosed to Lender in writing prior to the date hereof and there exists no default under the provisions of any instrument evidencing such loans or leases or under the provisions of any agreement relating thereto. Schedule 4.13 sets forth the name, address of each creditor or lessor and a description of all items of personal property against which any lien exists or which is leased by Borrowers. Schedule 4.13 shall all include liens related to all loans secured by Borrowers’ real property.

4.14.    Patents, Trademarks, etc. Borrowers own, possess, or have the right to use all necessary patents, patent rights, licenses, trademarks, trade names, trade name rights, copyrights and franchises to conduct its business as now conducted, without any known conflict with any patent, patent right, license, trademark, trademark rights, trade name right, trade name, copyright or franchise right of any other Person.

4.15.    Perfection and Priority of Collateral. Lender has, or upon proper recording of any financing statement, execution of any control agreement or delivery of Collateral to Lender’s possession, will have and will continue to have as security for the Obligations, a valid and perfected Lien on and security interest in all Collateral free of all other Liens, claims and rights of third parties whatsoever, except Permitted Liens.

4.16.    Commercial Purpose. The Loans are not “consumer transactions” as defined in the Uniform Commercial Code and none of the Collateral was or will be purchased or held primarily for personal, family or household purposes. The Loans are not Consumer Disputes as defined in Section 10.17(e).

4.17.    Survival; Updates of Representations and Warranties. All representations and warranties contained in or made in connection with this Agreement and the other Loan Documents shall survive the Closing and any Advance made hereunder. Lender acknowledges and agrees that any and all representations and warranties contained in or made under or in connection with this Agreement may be amended, changed or otherwise modified by Borrowers, with the consent of Lender, at any time and from time to time after the Closing so as to accurately reflect the matters represented and warranted therein; provided, that such amendments, changes and/or modifications are disclosed in writing to and approved by Lender. Lender shall have no obligation to waive any Event of Default due to any present or future inaccuracy of such representation or warranty or to agree to any amendment, change or modification of such representation or warranty.

5.    CONDITIONS OF LENDING

Unless Lender shall otherwise agree, Lender shall have no obligation to advance any funds to Borrowers hereunder unless each of the following conditions precedent shall be satisfied as provided below:

5.1.    Documents. There shall have been delivered to Lender, appropriately completed and duly executed (when applicable), the following, each in form and substance satisfactory to Lender:

(a)	Note 1 and Note 2;
(b)This Agreement;
(c)The First Amended and Restated Loan Guaranty Agreements from Mark Snodgrass and Brian Austin;
(d)The Loan Guaranty Agreement from MCE;
(e)Resolutions authorizing Borrowers and MCE to enter into the Loans and Guaranty;
(f)Evidence satisfactory to Lender that all insurance coverages and all insurance clauses or endorsements required pursuant to this Agreement and the Loan Documents are in effect, together with copies of all insurance policies and endorsements;
(g)Such financing statements and control agreements as may be required by Lender, and those two Collateral Pledge Agreements of Certificate of Deposit in the amount of $2,000,000.00 from Brian Austin and Mark Snodgrass;
(h)First Amended and Restated Real Estate Mortgages and Deeds of Trust from Shale Properties, LLC;
(i)Fully executed First Amended and Restated Collateral Assignments of Life Insurance Policies on the lives of Mark Snodgrass and Brian Austin; and
(j)At Closing, certificates of title to the extent requested by Lender for such motor vehicles which will constitute Collateral.
5.2.    No Default. At Closing and at the time of every subsequent Advance under this Agreement, Lender shall be fully satisfied that (a) all of the covenants, conditions, warranties and representations set forth herein and in the Loan Documents have been complied with and are true and complete on and as of such time with the same effect as though such covenants, conditions, warranties and representations had been made on and as of such time, (b) no Event of Default nor any event which, upon the giving of notice and/or the lapse of time, could constitute an Event of Default shall have occurred.

5.3.    Legal Matters. At Closing, all legal matters in connection therewith or incidental thereto shall be fully satisfactory to Lender’s counsel.

5.4.    Financial Statements. The Lender shall have received and approved the Borrowers’ financial statements which financial statements shall be certified as being free of material misstatements and irregularities and shall fairly present their financial condition as of the respective dates thereof.

5.5.    Existence and Authority. The Lender shall have received borrowing resolutions and a resolution from MCE in form and substance acceptable to the Lender, together with any other documentation of which the Lender may reasonably request.

5.6.    Continuation of Representations and Warranties. That the representations and warranties made by the Borrowers in Section 4 hereof shall be true and correct on and as of the date of the first Advance with the same effect as if made on such date.

5.7.    Non-Default. That there has occurred no Event of Default under this Agreement, which has not been cured within the applicable cure period.

5.8.    Prior Indebtedness. The Lender shall have received such payoff letters from Borrowers’ existing lenders/creditors, in form and substance satisfactory to Lender, to enable Lender to make direct payments to such lenders/creditors such that Lender will hold first liens on all Collateral, except for Permitted Liens. Borrowers shall cause all lenders/creditors, if any, who no longer have liens or security interests in Borrowers' properties, to file an appropriate termination statement of its existing UCC-1 financing statement(s) within thirty (30) days after Closing.

6.    AFFIRMATIVE COVENANTS

Borrowers covenant and agree with Lender that, until (a) all Obligations have been paid in full, (b) there exists no commitment by Lender which could give rise to any Obligations, and (c) all appropriate termination statements have been filed terminating the security interest granted Lender hereunder, Borrowers will:

6.1.    Financial Statements:

(a)    Borrowers’ Annual Audited Financial Statements. As soon as available, and in any event within ninety (90) days after each calendar year end, Borrowers shall provide to Lender its complete Annual Audited Financial Statement consisting of a Balance Sheet, Cash Flow Statement and Income Statement all in form and scope acceptable to Lender. Borrowers Statements shall be provided in a consolidated and consolidating format.

(b)    Annual Equipment Listing. As soon as available, and in any event within ninety (90) days after each calendar year end, Borrowers shall provide to Lender their complete listing of all Equipment.

(c)    Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each month, Borrowers shall provide to Lender their complete financial statement consisting of Borrowers’ balance sheet, statement of earnings, account receivables and account payables, all in form and scope acceptable to Lender. Borrowers' monthly statements shall be provided in a consolidated and consolidating format.

(d)    Monthly Compliance Certificate. As soon as available, and in any event within thirty (30) days after the end of each month, Borrowers shall provide Lender with a Compliance Certificate in form and substance acceptable to Lender.

(e)    [Reserved].

(f)    Guarantors’ Annual Financial Statements. As soon as available, and in any event within ninety (90) days of each calendar year end, Snodgrass and Austin shall provide to Lender their respective annual personal financial statements, and MCE shall provide its complete annual audited financial statements consisting of a balance sheet, cash flow statement and income statement.

6.2.    Taxes. Pay and discharge all taxes, assessments and governmental charges upon Borrowers, their income and properties, prior to the date on which penalties attach thereto unless and to the extent only that the same are being diligently contested in good faith in the normal course of business by appropriate proceedings, provided, however, that: (a) Lender shall have been given reasonable prior written notice of intention to contest; (b) nonpayment of the same will not, in Lender’s sole discretion, materially impair any of the Collateral or Lender’s rights or remedies with respect thereto or the prospect for full and punctual payment of all of the Obligations; (c) Borrowers at all times effectively stay or prevent any official or judicial sale of or action or filing against any of the Collateral by reason of nonpayment of the same; and (d) Borrowers shall establish reasonable reserves for any liabilities being contested and for expenses arising out of such contest.

6.3.    Corporate Existence, Continuation of Business and Compliance with Laws. Maintain their corporate existence in good standing; continue their business operations as now being conducted; and comply with all applicable federal, State and local Laws, rules, ordinances, regulations and orders unless and to the extent only that the validity or applicability thereof is being diligently contested by Borrowers in good faith by appropriate proceedings, provided, however, that: (a) Lender shall have been given reasonable prior written notice of intention to contest; (b) such noncompliance will not, in Lender’s sole discretion, materially impair any of the Collateral or Lender’s rights or remedies with respect thereto or the prospect for full and punctual payment of all of the Obligations; (c) Borrowers at all times effectively stay or prevent any official or judicial sale of or action or filing against any of the Collateral by reason of such noncompliance; and (d) Borrowers shall establish reasonable reserves for any liabilities or expenses which may arise out of such noncompliance and contest.

6.4.    Litigation. Promptly, but in any event within fifteen (15) days of Borrowers’ notice, notify Lender in writing of (a) threatened or actual commencement of a criminal proceeding or investigation, or (b) any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could have a Material Adverse Effect to the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of Borrowers, or the entry of any judgment against Borrowers in excess of $100,000.00.

6.5.    Material Adverse Effect. Promptly, but in any event within fifteen (15) days of Borrowers’ notice, notify Lender in writing of any event which could result in a Material Adverse Effect (whether or not insured) and the facts with respect thereto.

6.6.    Books and Records. Keep and maintain proper and current books and records in accordance with GAAP income tax basis accounting principles and permit access by Lender to, reproduction by Lender of and copying by Lender from, such books and records during normal business hours. All reasonable costs and expenses of such inspections and examinations shall be paid by Borrowers.

6.7.    Conferences with Officers. Permit Lender to discuss Borrowers’ affairs, finances and accounts with any officers or managers of Borrowers.

6.8.    Maintenance of Borrowers and Properties. Maintain all properties and improvements necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business.

6.9.    Patents, Franchises, etc. Maintain, preserve and protect all licenses, patents, franchises, trademarks and trade names of Borrowers or licenses by Borrowers which are necessary to the conduct of the business of Borrowers as now conducted, free of any conflict with the rights of any other Person.

6.10.    Insurance. Maintain with duly licensed insurers and in amounts satisfactory to Lender such insurance on Borrowers’ tangible personal property against such risks and with such loss deductible amounts as may be satisfactory to Lender.

6.11.    Evidence of Insurance. Deliver to Lender from time to time, and periodically if Lender shall so require, evidence satisfactory to Lender that all insurance and endorsements required pursuant to this Agreement and the Loan Documents are in effect.

6.12.    Further Assurances and Corrective Instruments. Promptly execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to Lender from time to time such supplements hereto and/or such other instruments and documents as may be requested by Lender to protect and preserve the Collateral, Lender’s security interest therein, perfection of Lender’s security interest and/or Lender’s rights and remedies hereunder.

6.13.    Financial Information. Deliver to Lender promptly upon Lender’s request, and periodically if Lender shall so require, such written statements, schedules or reports (which shall be Certified if required by Lender) in such form, containing such information and accompanied by such documents as may be satisfactory to Lender from time to time concerning the Collateral, Borrowers’ financial condition or business operations.

6.14.    Notice of Event of Default. Immediately, but in any event within fifteen (15) days of its occurrence, notify Lender in writing of the occurrence of any Event of Default.

6.15.    ERISA. (a) At all times maintain its employee pension benefit plans, if any, as that term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), in conformity with all applicable provisions of ERISA and other federal and State statutes relating to employee benefit plans; (b) at all times make prompt payments of contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each such plan; (c) if requested by Lender, promptly after the filing thereof, furnish to Lender copies of each annual report required to be filed pursuant to Section 103 of ERISA in connection with each such plan for each plan year, including any certified financial statements or actuarial statements required pursuant to said Section 103; (d) notify Lender immediately of any fact, including, without limitation, any “Reportable Event” (as that term is defined in Section 4043(b) of ERISA) arising in connection with any such plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the plan; and (e) furnish to Lender, promptly upon its request therefore such additional information concerning any such plan as Lender may request.

6.16.    Field Audits. Lender may conduct annual field audits of Borrowers’ businesses. If an Event of Default exists, field audits shall be at Lender’s discretion and Borrowers shall be responsible for payment of the costs to Lender of the first such audit and each annual audit as long as no Event of Default exists.

6.17.    Hazardous Materials: Contamination. Borrowers agree to, (a) give notice to Lender immediately upon Borrowers’ acquiring knowledge of the presence of any Hazardous Materials (other than those stored in compliance with applicable Laws and are in Borrowers’ possession in the ordinary course of business) on any property owned or controlled by Borrowers or for which Borrowers are responsible or of any Hazardous Materials contamination with a full description thereof for which remedial or corrective action is required; (b) promptly take action to comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials contamination and provide Lender with satisfactory evidence of such action, which action must be in all respects sufficient to avoid any penalty, assessment or notice of non‑compliance with any required remedial or corrective action on the part of any Governmental Authority; (c) provide Lender, within 30 days after a demand by Lender, with a bond, letter of credit or similar financial assurance evidencing to Lender’s satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of Hazardous Materials or Hazardous Materials contamination identified to Lender under the terms of this Section and discharging any Lien which may be established as a result thereof on any property owned or controlled by Borrowers or for which Borrowers is responsible; and (d) defend, indemnify and hold harmless Lender and its employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned or controlled by Borrowers for which Borrowers are responsible for any Hazardous Materials contamination.

6.18.    Lender as Depository. Maintain Lender as the principal depository for Borrowers’ deposits and other commercial accounts, except Borrowers may maintain operating accounts with other banks as long as the aggregate amount on deposit in such accounts does not exceed $250,000.00.

6.19.    Compliance with Governmental Regulations. Borrowers will at all times comply with all applicable governmental regulations, including but not limited to, the U.S. Office of Foreign Asset Control list and Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

6.20.    Fixed Charge Coverage Ratio. Borrowers will at all times maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1, calculated and tested quarterly on a rolling 4 quarters basis, beginning with the quarter ended September 30, 2014.

6.21.    Leverage Ratio. Borrowers shall at all times maintain a Leverage Ratio of not greater than 1.5 to 1. Borrowers’ failure to maintain the Leverage Ratio shall require Borrowers to immediately reduce Note 1 to establish compliance.

6.22.    Working Capital. Beginning October 1, 2014, Borrowers shall at all times maintain (combined) a minimum $4,000,000.00 in Working Capital.

6.23    Cash or Cash Equivalent. Beginning October 1, 2014, Borrowers shall at all times maintain (combined) a minimum of $4,000,000.00 in cash or cash equivalents. Cash equivalent shall be acceptable to Lender.

6.24    Post-closing Legal Opinions. Borrowers shall deliver to Lender the legal opinions of its counsel covering the authority of the Borrowers and Guarantors to enter into the Loan Documents and the due execution thereof no later than July 11, 2014, in form acceptable to Lender and Lenders’ counsel.

7.    NEGATIVE COVENANTS

Borrowers covenant and agree with Lender that, until (a) all Obligations have been paid in full and (b) there exists no commitment by Lender which could give rise to any Obligations, Borrowers will not, directly or indirectly, without Lender’s prior written consent:

7.1.    Indebtedness. Create, incur, assume or permit to exist, directly or indirectly, any Indebtedness, except: (a) Indebtedness to Lender; (b) capitalized lease obligations and/or purchase money obligations incurred in the ordinary course of business in an aggregate amount which does not exceed $500,000.00 for each twelve (12) month period commencing on the closing date hereof; (c) existing Indebtedness previously disclosed by Borrowers to Lender in writing; and (d) intercompany Indebtedness owing by one Borrower to the other Borrower.

7.2.    Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon any of the Collateral, except for Liens created by this Agreement and Permitted Liens.

7.3.    Investments/Mergers. Enter into or be a party to any merger, consolidation, reorganization, or exchange of stock or assets, except for any such transaction between the Borrowers in which at least one of the Borrowers is the surviving entity. Borrowers shall provide Lender prior written notice of any such activity.

7.4.    Sale of Assets, etc. Sell, assign, transfer, convey or lease any interest in all or any substantial part of its property except in the ordinary course of Borrowers’ businesses as now being conducted; purchase or otherwise acquire all or substantially all of the assets of any other Person or Persons, or any shares of stock of, or similar interest in, any other Person or Persons. Notwithstanding the foregoing, the Borrowers shall be permitted to engage in any of the foregoing transactions solely between the Borrowers so long as at least one of the Borrowers is the surviving entity. Borrowers shall provide Lender prior written notice of such activity.

7.5.    Investments. Borrowers will not make any investments in any entity. Borrowers will not make any capital contribution to any other Person or purchase or acquire a beneficial interest in any stock, securities or evidences of Indebtedness of, or make any investment or acquire any interest in, any other Person, except (i) investments in federally insured certificates of deposit or in direct obligations of the United States of America maturing within one year from the date of acquisition and (ii) investments by one Borrower in the other Borrower. Borrowers shall provide Lender prior written notice of such activity.

7.6.    Change of Name. Change the name of the Borrowers.

7.7.    Change of Business. Enter into any type of business which is materially different from the businesses in which Borrowers are engaged or contemplated to be engaged as of the Closing Date.

7.8.    Transactions with Affiliates. Except for transactions solely between the Borrowers, enter into any transaction with any of its Affiliates which are on terms less favorable than are obtainable from a Person who is not an Affiliate.

7.9.    [Reserved].

7.10    [Reserved].

7.11.    Loans and Guaranties. Loan or make advances to any other Person or guarantee, indorse or otherwise be or become liable or contingently liable in connection with the obligations or Indebtedness of any other Person directly or indirectly, except:

(i) as an endorser of negotiable instruments for the payment of money deposited to Borrowers’ bank account for collection in the ordinary course of business;

(ii) trade credit extended in the ordinary course of Borrowers’ business;

(iii) advances made in the usual course of business to officers and employees of Borrowers for travel and other out‑of‑pocket expenses incurred by them on behalf of Borrowers in connection with such business; or

(iv) loans or advances by one Borrower to the other Borrower or guarantees by one Borrower of obligations or Indebtedness of the other Borrower. Borrowers shall provide Lender with prior written notice of any such activity.

8.    EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

8.1.    Failure to Pay. The failure of Borrowers to pay any of the Obligations within five (5) business days of the date when due and payable (whether by acceleration, declaration, extension or otherwise).

8.2.    Covenants and Agreements. The failure of Borrowers to perform, observe or comply with any of the covenants of this Agreement or any of the Loan Documents.

8.3.    Information, Representations and Warranties. If any representation or warranty made herein or if any information contained in any financial statement, application, schedule, report or any other document given by Borrowers in connection with the Obligations, with the Collateral, or with any of the Loan Documents is not in all respects free of material misstatements and irregularities or if Borrowers omitted to state any material fact or any fact necessary to make such information not misleading.

8.4.    Default under Loan Documents. The occurrence of an Event of Default under any of the Loan Documents.

8.5.    Default on Other Obligations. The occurrence of any default under any other borrowing if the result of such default would permit the acceleration of the maturity of any notes, loans or other agreement between Borrowers and any Person other than Lender.

8.6.    Insolvency. Borrowers shall be or become insolvent (as defined in Section 101 of the Bankruptcy Code) or unable to pay its debts as they become due, or admit in writing to such insolvency or to such inability to pay their debts as they become due.

8.7.    Involuntary Bankruptcy. There shall be filed against any Borrowers an involuntary petition or other pleading seeking the entry of a decree or order for relief under the Bankruptcy Code or any similar federal or state insolvency or similar Laws ordering: (a) the liquidation of Borrowers, or (b) a reorganization of Borrowers or the businesses and affairs of Borrowers, or (c) the appointment of a receiver, liquidator, assignee, custodian, trustee or similar official for Borrowers of the property of Borrowers and the failure to have such petition or other pleading denied or dismissed within 60 calendar days from the date of filing.

8.8.    Voluntary Bankruptcy. The commencement by Borrowers, or either of them, of a voluntary case under the Bankruptcy Code or any federal or state insolvency or similar Laws or the consent by Borrowers to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official for Borrowers of any of the property of Borrowers, or the making by Borrowers of an assignment for the benefit of a creditor, or the failure by a Borrowers generally to pay its debts as the debts become due.

8.9.    Judgments, Awards. The entry of any judgment, order, award or decree against either Borrower and a determination by Lender, in good faith but in their sole discretion, that the same, when aggregated with all other judgments, orders, awards and decrees outstanding against Borrowers could have a Material Adverse Effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement.

8.10.    Injunction. The injunction or restraint of Borrowers in any manner from conducting its business in whole or in part and a determination by Lender, in good faith but in its sole discretion, that the same could reasonably be expected to have a Material Adverse Effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement.

8.11.    Attachment by Lender. Any assets of Borrowers shall be attached, levied upon, seized or repossessed, or come into the possession of a trustee, receiver or other custodian and a determination by Lender, in good faith but in its sole discretion, that the same could reasonably be expected to have a Material Adverse Effect on the prospect for Lender to fully and punctually realize the full benefits conferred on Lender by this Agreement.

8.12.    Dissolution, Merger, Consolidation, Reorganization. The voluntary or involuntary dissolution, merger, consolidation, winding up or reorganization of Borrowers or the occurrence of any action preparatory thereto.

8.13.    Adverse Change in Financial Condition. The reasonable determination in good faith by Lender that a change having a Material Adverse Effect has occurred in the financial condition of Borrowers from the conditions set forth in the most recent financial statement of Borrowers heretofore furnished to Lender or from the financial condition of Borrowers as heretofore most recently disclosed to Lender in any other manner.

8.14.    Cure. Borrowers shall have fifteen (15) days after written receipt of written notice from Lender to cure a default under Sections 8.2, 8.4, 8.5, 8.7, 8.9, 8.10 and 8.13.

9.    RIGHTS AND REMEDIES

9.1.    Rights and Remedies of Lender. Upon and after the occurrence of an Event of Default, Lender may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Lender under the Loan Documents, the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently provided, however, that in the case of any Event of Default referred to in Sections 8.1, 8.3, 8.6, 8.8, 8.11 and 8.12 above the unpaid principal balance of the Notes, together with all accrued and unpaid interest and all other Obligations then outstanding shall be automatically due and payable by Borrowers to Lender without notice, presentment or demand:

(a) Declare the Notes, all interest accrued and unpaid thereon and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

(b) Institute any proceeding or proceedings to enforce the Obligations and any Liens of Lender.

(c) Take possession of the Collateral, and for that purpose, so far as Borrowers may give authority therefore, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding, BORROWERS HEREBY WAIVE ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require Borrowers, at Borrowers’ expense, to assemble and deliver the Collateral to such place or places as Lender may designate.

(d) Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of Borrowers in order to continue or complete performance of Borrowers’ obligations under any contracts of Borrowers), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom and sell or otherwise dispose of any or all of the Collateral upon such terms and under such conditions as Lender, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable law.

(e) Enforce Borrowers’ rights against other Obligors.

(f) Cease making Advances hereunder and under any other commitments or credit accommodations of Lender to Borrowers and stop and retract the making of any Advance hereunder or thereunder which may have been requested by Borrowers.

9.2.    Notice of Disposition of Collateral. It is mutually agreed that commercial reasonableness and good faith require Lender to give Borrowers no less than ten (10) days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made, other than a transaction allowed by the Loan Documents. It is mutually agreed that it is commercially reasonable for Lender to disclaim all warranties that arise with respect to the disposition of the Collateral.

9.3.    Costs and Expenses. Borrowers agree to pay to Lender on demand the amount of all reasonable expenses paid or incurred by Lender in consulting with counsel concerning any of its rights hereunder, under the Loan Documents or under applicable law, all reasonable expenses, including reasonable attorneys’ fees and court costs paid or incurred by Lender in exercising or enforcing any of its rights hereunder, under the Loan Documents or under applicable law together with interest on all such expenses paid by Lender at the highest rate and calculated in the manner provided in the Notes. The provisions of this Section shall survive the termination of this Agreement and Lender’s security interest hereunder and the payment of all other Obligations.

10.    MISCELLANEOUS

10.1.    Performance for Borrowers. Borrowers agree and hereby authorize that Lender may, in Lender’s sole discretion, but Lender shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of Borrowers, without prior notice to Borrowers, in order to insure Borrowers’ compliance with any covenant, warranty, representation or agreement of Borrowers made in or pursuant to this Agreement or any of the Loan Documents, to continue or complete, or cause to be continued or completed, performance of Borrowers’ obligations under any contracts of Borrowers, to cover overdrafts in any checking or other accounts of Borrowers at Lender or to preserve or protect any right or interest of Lender in the Collateral or under or pursuant to this Agreement or any of the Loan Documents, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Collateral or other property or assets of Borrowers; provided, however, that the making of any such Advance by Lender shall not constitute a waiver by Lender of any Event of Default with respect to which such Advance is made nor relieve Borrowers of any such Event of Default. Borrowers shall pay to Lender upon demand all such Advances made by Lender with interest thereon at the highest rate and calculated in the manner provided in the Notes. All such Advances shall be deemed to be included in the Obligations and secured by the security interest granted Lender hereunder; provided, however, that the provisions of this Section shall survive the termination of this Agreement and Lender’s security interest hereunder and the payment of all other Obligations.

10.2.    Expenses. Whether or not any of the transactions contemplated hereby shall be consummated, Borrowers agree to pay to Lender on demand the amount of all reasonable expenses paid or incurred by Lender (including the fees and expenses of its counsel) in connection with the preparation of all written commitments of Lender antedating this Agreement, this Agreement and the Loan Documents and all documents and instruments referred to herein and all expenses paid or incurred by Lender in connection with the filing or recordation of all financing statements and instruments as may be required by Lender at the time of, or subsequent to, the execution of this

Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith. Borrowers agree to save harmless and indemnify Lender from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs or any other expenses incurred by Lender in connection with this Agreement. The provisions of this Section shall survive the termination of this Agreement and Lender’s security interest hereunder and the payment of all other Obligations.

10.3.    Applications of Payments and Collateral. Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Lender’s possession and all payments made by any Borrowers may be applied by Lender to any of the Obligations, whether matured or unmatured, as Lender shall determine in its sole but reasonable discretion. Lender may defer the application of non‑cash proceeds of Collateral, including, but not limited to, non‑cash proceeds, to the Obligations until cash proceeds are actually received by Lender.

10.4.    Waivers by Borrowers. Borrowers hereby waive, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement; (b) presentment, demand for payment, protest and notice of non‑payment; (c) settlement, compromise or release of the obligations of any Person primarily or secondarily liable upon any of the Obligations; (d) trial by jury in any action or proceeding of any kind or nature in connection with any of the Obligations, this Agreement or any of the Loan Documents; and (e) substitution, exchange or release of any Collateral for any of the Obligations. Borrowers agree that Lender may exercise any or all of its rights and/or remedies hereunder, under the Loan Documents and under applicable law without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations. Upon termination of this Agreement and Lender’s security interest hereunder and payment of all Obligations, within 30 days following Borrowers’ request to Lender, Lender shall release control of any security interest in the Collateral perfected by control and Lender shall send Borrowers a statement terminating any financing statement filed against the Collateral.

10.5.    Waivers by Lender. Neither any failure nor any delay on the part of Lender in exercising any right, power or remedy hereunder, under any of the Loan Documents or under applicable law shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

10.6.    Lender’s Setoff. Lender shall have the right, in addition to all other rights and remedies available to them, following an Event of Default, to set off against any Obligations due Lender, any debt owing to Borrowers by Lender, including, without limitation, any funds in any checking or other account now or hereafter maintained by Borrowers at Lender. Borrowers hereby confirm Lender’s right to banker’s lien and setoff, and nothing in this Agreement or any of the Loan Documents shall be deemed a waiver or prohibition of Lender’s right of banker’s lien and setoff.

10.7.    Modifications. No modifications or waiver of any provision of this Agreement or any of the Loan Documents, and no consent by Lender to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon Borrowers in any case shall entitle Borrowers to any other or further notice or demand in the same, similar or other circumstances.

10.8.    Notices. Any notice or other communication in connection with this Agreement, if by registered or certified mail, shall be deemed to have been given when received by the party to whom directed, or, if by mail but not registered or certified, when deposited in the mail, postage prepaid, provided that any such notice or communication shall be addressed to a party hereto as provided below (or at such other address as such party shall specify in writing to the other parties hereto):

(a)     If to Borrowers:    Erick Flowback Services, LLC
c/o New Source Energy Partners, L.P.
914 N. Broadway, Suite 230
Oklahoma City, OK 73102
and
Rod’s Production Services, L.L.C.
c/o New Source Energy Partners, L.P.
914 N. Broadway, Suite 230
Oklahoma City, OK 73102

With a Copy to:    Harrison & Mecklenburg, Inc.
202 North Sixth Street
P.O. Box 658
Kingfisher, OK 73750
Attention: Randy Mecklenburg
Phone No. 405-375-6484
e-mail: randy@hmlawoffice.com
and
Mark Snodgrass

and
Brian Austin

(b)     If to Lender:         Bank 7
1039 N.W. 63rd Street
Oklahoma City, OK 73116
Attention: Craig Adkins
Phone No. 405-810-8600
e-mail: craig.adkins@bank7.com

With a Copy to:    Blaney and Tweedy, PLLC
P.O. Box 657
Oklahoma City, OK 73101
Attention: Kevin Blaney
Phone No. 405-235-8445
Fax No. 405-236-3410
e-mail: kblaney@btlawokc.com

Notwithstanding anything to the contrary, all notices and demands for payment from Lender actually received in writing by Borrowers shall be considered to be effective upon receipt thereof by Borrowers regardless of the procedure or method utilized to accomplish such delivery thereof to Borrowers.

10.9.    Applicable Law and Consent to Jurisdiction. The performance and construction of this Agreement and the Loan Documents shall be governed by the internal laws of the State of Oklahoma. Borrowers agree that any suit, action or proceeding instituted against Borrowers with respect to any of the Obligations, the Collateral, this Agreement or any of the Loan Documents may be brought in any court of competent jurisdiction located in Oklahoma County, State of Oklahoma. By its execution hereof, Borrowers hereby irrevocably waive any objection and any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts or from the execution of judgments resulting therefrom. Borrowers hereby irrevocably accept and submit to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.

10.10.    Survival; Successors and Assigns. All covenants, agreements, representations and warranties made herein and in the Loan Documents shall survive the execution and delivery hereof and thereof, shall survive Closing and shall continue in full force and effect until all Obligations have been paid in full, there exists no commitment by Lender which could give rise to any Obligations and all appropriate termination statements have been filed terminating the security interest granted Lender hereunder. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. In the event that Lender assigns the Notes, this Agreement and/or their security interest in the Collateral, Lender shall give written notice to Borrowers of any such assignment. All covenants, agreements, representations and warranties by or on behalf of Borrowers, which are contained in this Agreement and the Loan Documents, shall inure to the benefit of Lender, its successors and assigns. Borrowers may not assign this Agreement or any of its rights hereunder without the prior written consent of Lender.

10.11.    Severability. If any term, provision or condition, or any part thereof, of this Agreement or any of the Loan Documents shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement and the Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

10.12.    Merger and Integration. This Agreement and the attached Schedules (if any) contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

10.13.    WAIVER OF JURY TRIAL. BORROWERS HEREBY (a) COVENANT AND AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (b) WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH LENDER AND BORROWERS MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS AND/OR ANY TRANSACTIONS, OCCURRENCES, COMMUNICATIONS OR UNDERSTANDINGS (OR THE LACK OF ANY OF THE FOREGOING) RELATING IN ANY WAY TO THE BORROWER‑LENDER RELATIONSHIP BETWEEN THE PARTIES. IT IS UNDERSTOOD AND AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS SECURITY AGREEMENT. THIS WAIVER OF JURY TRIAL IS SEPARATELY GIVEN, KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWERS AND BORROWERS HEREBY AGREE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. LENDER IS HEREBY AUTHORIZED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND BORROWERS AND LENDER, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF SUCH WAIVER OF RIGHT TO TRIAL BY JURY. BORROWERS REPRESENT AND WARRANT THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND/OR THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

10.14.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

10.15.    Headings. The headings and sub‑headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

10.16.    Recitals. The Recitals hereto are hereby incorporated into and made a part of this Agreement.

10.17.    ARBITRATION PROVISIONS. BORROWERS, GUARANTORS, PLEDGORS, MORTGAGORS, LENDER AND EACH AND EVERY ONE OF THEM AGREE AS FOLLOWS (hereinafter referred to as the “Arbitration Provisions”):

I.	General Provisions and Definitions:

(a)
Pursuant to the following Arbitration Provisions, the PARTIES hereto agree to resolve all disputes not resolved by way of informal discussions through binding arbitration instead of in courts of general jurisdiction.

(b)
Sending Notice of Dispute. If any PARTY intends to seek arbitration, they must first send to the other by certified mail, return receipt requested, a written Notice of Dispute. The Notice of Dispute to the Lender should be addressed as follows: (a) Craig Adkins, Executive Vice-President and General Counsel, Bank 7, 1039 N.W. 63rd Street, Oklahoma City, OK 73116, or if by e-mail to Craig.Adkins@bank7.com; with a copy to Kevin Blaney, Blaney and Tweedy, PLLC, P.O. Box 657, Oklahoma City, OK 73101, or if by e-mail to kblaney@btlawokc.com. The Notice of Dispute to the PARTIES shall be sent to the Notice Address designated in the Loan Agreement. The Notice of Dispute must (a) describe the nature and basis of the claim or dispute; and (b) explain specifically what relief is sought.

(c)
If the Dispute is not Informally Resolved. If the PARTIES do not reach an agreement to resolve the claim or dispute within thirty (30) days after the Notice of Dispute is received, either PARTY may commence a binding arbitration proceeding. During the binding arbitration proceeding, any settlement offers made by the PARTIES shall not be disclosed to the Arbitrator.

(d)
“DISPUTE(S)”. As used herein, the word “DISPUTE(S)” includes any and all controversies or claims between the PARTIES of whatever type or manner, including without limitation, any and all claims arising out of or relating to this Promissory Note, compliance with applicable Laws and/or regulations, any and all services or products provided by the Lender, any and all past, present and/or future loans, lines of credit, letters of credit, credit facilities or other form of indebtedness and/or agreements involving the PARTIES, any and all transactions between or involving the PARTIES, and/or any and all aspects of any past or present relationship of the PARTIES, whether banking or otherwise, specifically including but not limited to any claim founded in contract, tort, fraud, fraudulent inducement, misrepresentation or otherwise, whether based on statute, regulation, common law or equity.

(e)
“BUSINESS DISPUTE” or “DISPUTE”. Borrowers and Guarantors acknowledge their relationship with Lender is a business/commercial relationship and the loans are commercial transactions. “BUSINESS DISPUTE” or “DISPUTE”, as used herein, means any DISPUTE between the PARTIES.

(f)
“PARTIES” or “PARTY”.    As used in these Arbitration Provisions, the term “PARTIES” or “PARTY” means Borrowers, Lender, and each and all Persons signing the Promissory Notes, Loan Agreement, Guaranty Agreements, or any Mortgage, Deed of Trust or other collateral pledge agreement of any nature, or any other agreements between or among any of the PARTIES as part of this transaction. “PARTIES” or “PARTY” shall be broadly construed and include individuals, beneficiaries, partners, limited partners, limited liability members, shareholders, Subsidiaries, parent companies, Affiliates, officers, directors, employees, heirs, agents and/or representatives of any party to such documents, any other Person claiming by or through one of the foregoing and/or any Person or beneficiary who receives products or services from the Lender and shall include any other owner and holder of this Promissory Note. Throughout these Arbitration Provisions, the term “you” and “your” refers to all PARTIES, and the term “Arbitrator” refers to the individual arbitrator or panel of arbitrators, as the case may be, before which the DISPUTE is arbitrated.

(g)
BINDING ARBITRATION. The PARTIES agree that any DISPUTE between the PARTIES shall be resolved by mandatory binding arbitration pursuant to these Arbitration Provisions at the election of either PARTY. BY AGREEING TO RESOLVE A DISPUTE IN ARBITRATION, THE PARTIES ARE WAIVING THEIR RIGHT TO A JURY TRIAL OR TO LITIGATE IN COURT.

(h)
CLASS ACTION WAIVER. The PARTIES agree that (i) no arbitration proceeding hereunder shall be certified as a class action or proceed as a class action, or on a basis involving claims brought in a purported representative capacity on behalf of the general public, other customers or potential customers or persons similarly situated, and (ii) no arbitration proceeding hereunder shall be consolidated with, or joined in any way with, any other arbitration proceeding. THE PARTIES AGREE TO ARBITRATE THE DISPUTE ON AN INDIVIDUAL BASIS AND EACH WAIVES THE RIGHT TO PARTICIPATE IN A CLASS ACTION.

(i)
FEDERAL ARBITRATION ACT AND OKLAHOMA LAW. The PARTIES acknowledge and agree that the Federal Arbitration Act shall govern (i) the interpretation and enforcement of these Arbitration Provisions, and (ii) all arbitration proceedings that take place pursuant to these Arbitration Provisions. THE PARTIES AGREE THAT, EXCEPT AS OTHERWISE EXPRESSLY AGREED TO BY THE PARTIES IN WRITING, OR UNLESS EXPRESSLY PROHIBITED BY LAW, OKLAHOMA SUBSTANTIVE LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) WILL APPLY IN ANY BINDING ARBITRATION PROCEEDING REGARDLESS OF WHO INITIATES THE PROCEEDING, WHERE YOU RESIDE OR WHERE THE DISPUTE AROSE.

II.	Specific Provisions:

(a)
Any and all BUSINESS DISPUTES between the PARTIES shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the AAA in effect at the time of filing, as modified by, and subject to, these Arbitration Provisions. A BUSINESS DISPUTE for a claim of actual damages that exceeds $250,000 shall be administered by AAA before at least three (3) neutral arbitrators at the request of any PARTY. In the event the aggregate of all affirmative claims asserted exceeds $500,000, exclusive of interest and attorney’s fees, or upon the written request of any PARTY, the arbitration shall be conducted under the AAA Procedures for Large, Complex Commercial Disputes.

(b)
The PARTIES shall have the right to (i) invoke self-help remedies (such as setoff, notification of account debtors, seizure and/or foreclosure of collateral, and nonjudicial sale of personal property and real property collateral) before, during or after any arbitration, and/or (ii) request ancillary or provisional judicial remedies (such as garnishment, attachment, specific performance, receiver, injunction or restraining order, and sequestration) before or after the commencement of any arbitration proceeding (individually, and not on behalf of a class). The PARTIES need not await the outcome of the arbitration proceeding before using self-help remedies. Use of self-help or ancillary and/or provisional judicial remedies shall not operate as a waiver of either PARTY’S right to compel arbitration. Any ancillary or provisional judicial remedy which would be available from a court at law shall be available from the Arbitrator. The PARTIES agree that the AAA Optional Rules for Emergency Measures of Protection shall apply in an arbitration proceeding where emergency interim relief is requested.

(c)
Except to the extent the recovery of any type or types of damages or penalties may not by waived under applicable law, the Arbitrator shall not have the authority to award either PARTY (i) punitive, exemplary, special or indirect damages, (ii) statutory multiple damages, or (iii) penalties, statutory or otherwise.

(d)
The Arbitrator may award attorney’s fees and costs including the fees, costs and expenses of arbitration and of the Arbitrator as the Arbitrator deems appropriate to the prevailing PARTY. The Arbitrator shall retain jurisdiction over questions of attorney’s fees for fourteen (14) days after entry of the decision.

(e)
The Arbitrator is bound by the terms of these Arbitration Provisions. The Arbitrator shall have exclusive authority to resolve any DISPUTES relating to the scope or enforceability of these Arbitration Provisions, including (i) all arbitrability questions, and (ii) any claim that all or a part of these Arbitration Provisions are void or voidable (including any claims that they are unconscionable in whole or in part).

(f)
These Arbitration Provisions shall survive any modification, renewal, extension, repayment (whether partial or full), or discharge (whether partial or full) of this Note, unless all of the PARTIES otherwise expressly agree in writing.

(g)
If a PARTY initiates legal proceedings, the failure of the initiating PARTY to request arbitration pursuant to these Arbitration Provisions within 180 days after the filing of the lawsuit shall be deemed a waiver of the initiating PARTY’S right to compel arbitration with respect to the claims asserted in the litigation. The failure of the defending PARTY in such litigation to request arbitration pursuant to these Arbitration Provisions within 180 days after the defending PARTY’S receipt of service of judicial process, shall be deemed a waiver of the right of the defending PARTY to compel arbitration with respect to the claims asserted in the litigation. If a counterclaim, cross-claim or third party action is filed and properly served on a PARTY in connection with such litigation, the failure of such PARTY to request arbitration pursuant to these Arbitration Provisions within ninety (90) days after such PARTY’S receipt of service of the counterclaim, cross-claim or third party claim shall be deemed a waiver of such PARTY’S right to compel arbitration with respect to the claims asserted therein. The issue of waiver pursuant to these Arbitration Provisions is an arbitrable dispute. Active participation in any pending litigation described above by a PARTY shall not in any event be deemed a waiver of such PARTY’S right to compel arbitration. All discovery obtained in the pending litigation may be used in any subsequent arbitration proceeding.

(h)
Any PARTY seeking to arbitrate shall serve a written notice of intent to any and all opposing PARTIES after a DISPUTE has arisen. The PARTIES agree a timely written notice of intent to arbitrate by either PARTY pursuant to these Arbitration Provisions shall stay and/or abate any and all action in a trial court, save and except a hearing on a motion to compel arbitration and/or the entry of an order compelling arbitration and staying and/or abating the litigation pending the filing of the final award of the Arbitrator.

(i)	Any Arbitrator selected shall be knowledgeable in the subject matter of the DISPUTE and be licensed to practice law.

(j)
For a one (1) member arbitration panel, the PARTIES are limited to an equal number of strikes in selecting the arbitrator from the AAA neutral list, such that at least one arbitrator remains after the PARTIES exercise all of their respective strikes. For a three (3) member arbitration panel, the PARTIES are limited to an equal number of strikes in selecting the arbitrators from the AAA neutral list, such that at least three arbitrators remain after the PARTIES exercise all of their respective strikes. After exercising all of their allotted respective strikes, the PARTIES shall rank those potential arbitrators remaining numerically in order of preference (with “1” designating the most preferred). The AAA shall review the PARTIES rankings and assign a score to each potential arbitrator by adding together the ranking given to such potential arbitrator by each PARTY. The arbitrator(s) with the lowest score total(s) will be selected. In the event of a tie or ties for lowest score total and if the selection of both or all of such potential arbitrators is not possible due to the required panel size, the AAA shall select the arbitrator(s) it believes to be best qualified.

(k)
The PARTIES and the Arbitrator shall treat all aspects of the arbitration proceedings, including, without limitation, any documents exchanged, testimony and other evidence, briefs and the award, as strictly confidential; provided, however, that a written award or order from the Arbitrator may be filed with any court having jurisdiction to confirm and/or enforce such award or order.

(l)
Any statute of limitation which would otherwise be applicable shall apply to any claim asserted in any arbitration proceeding under these Arbitration Provisions, and the commencement of any arbitration proceeding tolls such statute of limitations.

(m)
If the AAA is unable for any reason to provide arbitration services, then the PARTIES agree to select another arbitration service provider that has the ability to arbitrate the DISPUTE pursuant to and consistent with these Arbitration Provisions. If the PARTIES are unable to agree on another arbitration service provider, any PARTY may petition a court of competent jurisdiction to appoint an Arbitrator to administer the arbitration proceeding pursuant to and consistent with these Arbitration Provisions.

(n)
The award of the Arbitrator shall be final and Judgment upon any such award may be entered in any court of competent jurisdiction. The arbitration award shall be in the form of a written reasoned decision and shall be based on and consistent with applicable law.

(o)	Unless the PARTIES mutually agree to hold the binding arbitration proceeding elsewhere, venue of any arbitration proceeding under these Arbitration Provisions shall be in Oklahoma County, Oklahoma.

(p)	If any of these Arbitration Provisions are held to be invalid or unenforceable, the remaining provisions shall be enforced without regard to the invalid or unenforceable term or provision.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the date first above written.

BORROWERS:	ERICK FLOWBACK SERVICES, LLC, an Oklahoma limited liability company

By:	MCE, LP, a Delaware limited partnership, its sole member

By:	MCE GP, LLC, a Delaware limited liability company, its General Partner

By:
KRISTIAN KOS, Chief Executive Officer

ROD’S PRODUCTION SERVICES, L.L.C., a Delaware limited liability company

By:	MCE, LP, a Delaware limited partnership, its sole member

By:	MCE GP, LLC, a Delaware limited liability company, its General Partner

By:
KRISTIAN KOS, Chief Executive Officer

GUARANTORS:

MARK SNODGRASS, an individual

BRIAN AUSTIN, an individual

MCE, LP, a Delaware limited partnership

By:	MCE GP, LLC, a Delaware limited liability company, its general partner

By:
KRISTIAN KOS, Chief Executive Officer

LENDER:	BANK 7

By:
TOM TRAVIS, President

SCHEDULE 1.11(c)
to
First Amended and Restated Loan and Security Agreement

Equipment Collateral

The Equipment described in Section 1.11(c) of the First Amended and Restated Loan and Security Agreement includes, but is not limited to:

A.		Erick Flowback Services
Equipment
20-8807998
FYE: 12/31/2014 Qtr: 3/31/2014

d
Asset	t	Property Description

Group: Flares

402		FL013 4' Flare with Hydrualic Lift Trailers
409		FL014 Dual 3" Flare Stack Trailer
410		FL011/12 2 Single 3" Flare Stack Trailers
431		FL020 4" Flare Stack Trailer 12BWC019
432		FL022 4" Flare Stack Trailer 12BWD020
438		FL015 4" Double Flare Stack Trailer BWC023
443		FL021 4" Double Flare Stack Trailer BW12E024
448		FL003 8' x 83" Trailer Frame #7467
449		FL001 8' x 83" Trailer Frame #7468
454		FL018 4" Flare Stack Trailer 12BWE025
455		FL026 4" Flare Trailer 12BWF 0029
457		FL029 4" Flare Stack Trailer 12BWF030
461		FL002 8x83 Trailer Frame #7683
462		FL005 8x83 Trailer Frame #7684
463		FL006 8x83 Trailer Frame #7685
464		FL004 8' x 83" Trailer Frame #7686
466		FL017 12 Texoma Double Flare #F974
471		FL028 Double Flare Trailer#309Z3
474		FL007 8x83 Trailer Frame #7977
475		FL010 8x83 Trailer Frame #7978
476		FL016 8' x 83" Trailer Frame #7979
477		FL008 8' x 83" Trailer Frame #7980
478		FL019 8' x 83" Trailer Frame #7981
479		FL025 8' x 83" Trailer Frame 7982
480		8x83 Trailer Frame #7983
481		FL009 8' x 83" Trailer Frame #7984

488	FL027 Double Flare Trailer #93Z4
492	FL024 Load Trail 40' #6239
687	FL030 4" Flare with Hydraulic lift trailer
799	FL023 4-40' Flare Stack Bumper (8912)

Group: Frac Tank

16	FB001 Frac Tank
17	FB002 Frac Tank
18	FB003 Frac Tank
19	FB004 Frac Tank
20	FB005 Frac Tank
21	FB006 Frac Tank
22	FB007 Frac Tank
110	FB008 Frac Tank
111	FB009 Frac Tank
112	FB010 Frac Tank
113	FB011 Frac Tank
114	FB012 Frac Tank
115	FB013 Frac Tank
116	FB014 Frac Tank
117	FB015 Frac Tank
118	FB016 Frac Tank
119	FB017 Frac Tank
120	FB018 Frac Tank
178	FB019 Frac Tank
179	FB020 Frac Tank
180	FB021 Frac Tank
181	FB022 Frac Tank
187	FB023 Frac Tank
188	FB024 Frac Tank
189	FB025 Frac Tank
190	FB026 Frac Tank
191	FB027 Frac Tank
192	FB028 Frac Tank
193	FB029 Frac Tank
194	FB030 Frac Tank
219	FB031 Frac Tank
220	FB032 Frac Tank
221	FB033 Frac Tank
222	FB034 Frac Tank
223	FB035 Frac Tank
224	FB036 Frac Tank
225	FB037 Frac Tank
226	FB038 Frac Tank

227	FB039 Frac Tank
228	FB040 Frac Tank
229	FB041 Frac Tank
230	FB042 Frac Tank
231	FB043 Frac Tank
232	FB044 Frac Tank
233	FB045 Frac Tank
234	FB046 Frac Tank
235	FB047 Frac Tank
236	FB048 Frac Tank
237	FB049 Frac Tank
238	FB050 Frac Tank
239	FB051 Frac Tank
240	FB052 Frac Tank
241	FB053 Frac Tank
242	FB054 Frac Tank
243	FB055 Frac Tank
244	FB056 Frac Tank
245	FB057 Frac Tank
299	FB058 Frac Tank
300	FB059 Frac Tank
301	FB060 Frac Tank
302	FB061 Frac Tank
303	FB062 Frac Tank
304	FB063 Frac Tank
305	FB064 Frac Tank
306	FB065 Frac Tank
307	FB066 Frac Tank
308	FB067 Frac Tank
309	FB068 Frac Tank
310	FB069 Frac Tank
311	FB070 Frac Tank
312	FB071 Frac Tank
313	FB072 Frac Tank
314	FB073 Frac Tank
315	FB074 Frac Tank
316	FB075 Frac Tank
317	FB076 Frac Tank
541	FB077-082 Frac Tanks (6)
542	FB083-088 Frac Tanks (6)
543	FB089-094 Frac Tanks (6)
544	FB095-096 Frac Tanks (2)
545	FB097-100 Frac Tanks (4)
546	FB101-103 Frac Tanks (3)
547	FB104-105 Frac Tanks (2)
548	FB106-107 Frac Tanks (2)

549	FB108-110 Frac Tanks (3)
726	FB111 8010 Frac Tank 47'
727	FB112 8011 Frac Tank 47'
728	FB113 8012 47' Frac Tank w/Back platform
729	FB114 8013 47' Frac Tank w/back platform
730	FB115 8014 47' Frac Tank w/back platform
731	FB116 8015 47' Frac Tank w/back platform
732	FB117 8016 47' Frac Tank w/back platform
733	FB118 8017 47' Frac Tank w/back platfrom
734	FB119 8018 47' Frack Tank w/back platfrom
735	FB120 8019 47' Frac Tank w/back platfrom
769	FB121 47' Frac Tank with back platform
800	FB122 Frac Tank
845	FB123 500 BBL Frac Tank AL5162
846	FB124 500 BBL Frac Tank AL5163
847	FB125 500 BBL Frac Tank AL5164
848	FB 126 500 BBL Frac Tank AL5159
849	4 - 500 BBL Frac Tanks
850	FB127-131 5 - 500 BBL Frac Tank AL5170-5174
851	5 - 500 BBL Frac Tanks

Group: Line Heaters

624	LH004 Line Heater
625	LH007 Line Heater
651	LH010 BE 600 Line Heater
652	LH016 BE 602 Line Heater
653	LH013 1 Million Reboiler 10 Line Heater
654	LH014 1 Million Reboiler 10K Line Heater
660	LH012 1MM BTU Line heater w./coils choke
661	LH002 5MM BTU Line heater coils choke
662	LH015 409 1.5M 10K
664	LH008 VIN BE-614 Line Heater
665	LH019 VIN BE-619 Line Heater
736	LH011 Be-622 1MM BTU Line Heater
737	LH017 BE-624 1.5MM BTU Line Heater
746	LH017 BE-635 1.5MM BTU Line Heater
747	LH005 BE-633 1MM BTU Line Heater
756	LH016 1994 Sivalls 4.5 Mill DTU LH
757	LH018 2011 C&W 48"x10' 1 MILL BTU LH
772	LH020-021 1.5MM BTU Line Heaters
773	LH022-023 1.5MM BTU Line Heaters
775	LH024 1.5MM BTU Line Heaters
798	LH025 1.5MM BTU Line Heaters

854	LH026 1.5 MBTU Line Heater w/6000PSI coil
855	LH027 1.5 MBTU LH w/6000 PSI Coil #25700

Group: Machinery & Equipment

25	Iron
26	Welder
27	TR147 Steamer
28	TR167 Steamer
30	Winch
31	JD Backhoe
32	Equip Pipe-Iron
33	Scale
34	Post Hole Diggers
35	Roustabout Boxes
36	99 Bobcat
37	310 5G Backhoe
38	JD Backhoe, Auger, Trailer
39	Generator
40	Mower
41	Equipment
42	Appliances
43	Pipe/Iron
44	Equipment
45	TR111 Steamer
46	Containers
47	Chokes/Flanges
48	Light Plant
49	Valves
50	Iron Test Pump
51	Pump for Wells
52	TR015 Steamer
53	Welder
72	Equipment
73	Skidsteer
74	Sooner Oilfield Equipment
75	185 New Holland
195	Welder
197	Winches
198	Air Compressor
199	S175 Bobcat 525219976
200	Tool Boxes
201	Engine/Winch Truck
202	S250 Bobcat

203		Cat Forklift
204		Kohler Bobcat
206	d	06 S250 Skid Steer with trailer
207		Lincoln 250 Welder
208		Bobcat Weights
210	d	4 Light Towers (also see Asset #518)
290		(10) 2 Way Radios
291		Ferris Riding Mower
292		Exmark Riding Mower
293		Exmark Walk Behind Mower
294		Finn 175 Hydroseeder
295		Welder
296		Misc Tools
297	d	(4) Terex Light Towers
298		Welder/Generator
518	d	Sales tax on Light Towers (asset #210)
519	d	2007 New Holland Skid Steer
520		2 Air Compressors
521		48" Rail Pallet Fork (stock #65879)
522		Hotsy 1075SSE Hot Water Pressure Washer
523		Hotsy Steamer
524		Winch--65 WM 65,000 Gear Drive Assy#80928001
526		New Gehl Forklift #1802 (asset #209 traded in
527		Paint Booth--Ohio
528		Poly Pipe Fusion Machine
550	d	Plug Catcher Dual 3" 1502 Gear Op
611		BE-U1239 NB 223 Horizontal Separator
612		BE-U1245 NB 229 Horizontal Separator
613		BE-U1246 NB 230 Horizontal Separator
614		BE-U1250 NB 234
615		BE-U1252 NB 236 Horizontal Separator
616		BE-U1253 NB 237 Horizontal Separator
618		4 Wacker Neuson 3 inch trash pumps
620		BE-U1295 Horizontal Separator (scrubber pot)
628		BE-U1352 NB 331 Horizontal Separator
629		BE-U1353 NB 332 Horizontal Separator
630		BE-U1388 Horizontal Separator
631		BE-U1392 Horizontal Separator
633		BE-U1390 NB369 Horizontal Separator
634		BE-U1391 NB370 Horizontal Separator
635		BE-U1393 NB 372 Horizontal Separator
636		BE-U1394 NB 373 Horizontal Separator
637		BE-U1385 NB 374 Horizontal Separator
638		BE-U1409 NB388 Horizontal Separator
640		Parts to install flow cross invoice 269
641		Flow Cross FC001

642	Diesel Powered Hydraulic Unit
643	VN 81-A-D-5493-OA-2 15' Separator
647	Flow Cross FC002
648	Flow Cross FC003
663	3 PT3H Pump 3inch trash pumps diesel wacher n
666	Rion Hot Air Welder
669	VIN 10304-27 NB 1182 3 phase test Separator
738	4 new completed Frac Stand Sets painted (ND)
739	4 custom frac stand canvas tarps (ND)
740	0379 Wacker Centrif Trash Pump Dies Eng 3
741	0380 Wacker Centrif Trash Pump dies eng 3"
742	3582 Wacker Centrif Trash Pump dies Eng 3"
743	6 new complete frac stand sets painted (ND)
744	6 custom frac stand canvas tarps (ND)
745	6 frac stand bridges (addtn to original--ND)
748	5000 Series Flowmore Methanal Pump
749	Filter Tank and Trailer FU003/004
761	1224 THD Mach
762	1224 2-1/2-4" THD Dies
763	TR068 0275 Doonan 48" Dropdeck
770	29 HP Lawn Mower
774	Used IceOMatic Ice Machine
853	Threading Machine, Pipe Threading Head
856	24LP 250# Vert Separator w/ control
879	New Holland Skid Steer (asset 206 traded in)
880	New Holland Skid Steer(asset 519 traded in)
884	Flow Measurement System Control

Group: Manifolds

566	MD001-002 2--1502 Valve Choke Manifolds
567	MD003-007 Plug Valve Manifolds
572	MD008-017 10 Manifold Skids & 10 Manifolds
597	MD018-027 10 5-V 2x2 Manifolds
750	MD028-029 2x2 Plug Valve Manifold Adj choke
759	MD030-031 2x2 Plug Valve Manifold Adj choke
760	MD032 2x2 P)lug Valve Manifold Adj Choke
771	MD0037,43,45 Choke Man 9 valve 2x2 dual adj

Group: Miscellaneous

23	Equip Cotton Gin

Group: Office Furniture & Equip

14	Furniture
15	Computer
77	Computer
78	Printer
79	Office Equipment
80	Refrigerator
262	Fax/Copy Machine
263	Desk
264	Desk, Chair, Credenza etc
318	Computer
319	Office Refrigerator
320	QuickBooks Enterprise
321	Computers
369	2 Desks, Hutch, Chair (KF)
370	2 Desks, 2 Hutch, Return, File Chair (E)
371	Computer
372	Server
373	L Workstation (E)
374	Vostro 1540 BTX Laptop
375	HP OJ8600 Printer
376	2 Vostro 260 Desktops
377	Laptop (R Belcher)
378	Macbook Pro, Office, Neoprene Sleeve (Wes)
379	Dell Mini Projector
380	Office Furniture
381	HP OJ Prop Printer, Chair
382	2 HP desktops, Micro Off, Epson Projector
383	2 Gold Derrick Lamps
384	Desk, File cabinet, Credenza, Hutch
385	2 Inspiron 15R Laptops
386	3 desks, 3 files, 1 writing, 1 conf table
387	Office Furniture (corp office)
388	Office Chair
389	Office Chair
390	Inspiron Laptop
391	Chairs, Desk, Conf. Table, Cabinet
392	Computer (Michael Scott)
393	Vostro Laptop (Layne Edwards)
394	Vostro Laptop (Michael Scott)
395	HP 8600 Printer (Justin's off)
396	Software
397	Telephone System
683	MAC Laptop
684	Vostro 270S
685	Apple wi-fi keyboard, 2 HP 5520E printers, Ip
686	Monitor for PC

688		Mac Mini
689		8 Black Executive Chairs-Conf Room
690		Panasonic 14" notebook (Chad Kelly)
691		Used HON 60" filing cabinet
692		HP Mobile Printer and Cable (ext warr)
693		18 cu ft top mount refrigerator (Jet Yard(
694		Refrigerator and Blinds
695		Printer/Scanner
696		Office furniture for Jet Yard
697		Dell E Series E1113H 21.5" monitor
698		Adobe Acrobat X! and Vostro V270 Desktop
699		Microsoft Office 2010
700		for Brian Austin
701		Furniture for Jet Yard
702		Furniture for Jet Yard
869		Rent House Furniture
870		Rent House Furniture
871		Orien 260 Ice Machine
872		Desk
873		Lenovo Touch Laptop
874		Desks
875		Panasonic 14" Notebook
876		Global 9300P Lateral File
877		2 Computers/2 Ipads
878	d	Global 9300P Lateral File 5
885		Desk for Whitney
891		2 MacBooks, 2 Ipads;2 Macs
892		Dell M115 Projector
893		Global 9300P Lateral File 5

Group: Pipes and Valves

132		Pipes, Valves & Equipment`
133		Pipe, Valves & Equipment
134		Pipe, Valves & Equipment
135		Pipe, Valves & Equipment
136		Pipe, Valves & Equipment
137		Pipe, Valves & Equipment
138		Pipe, Valves & Equipment
139		Pipe, Valves & Equipment
140		Pipe, Valves & Equipment
141		Pipe, Valves & Equipment
142		Pipe, Valves & Equipment
143		Pipe, Valves & Equipment
211		Pipe, Valve & Iron

212	Pipe, Valve & Iron
213	Pipe, Valve & Iron
214	Pipe, Valve & Iron
215	Pipe, Valve & Iron
216	Pipe, Valve & Iron
217	Pipe, Valve & Iron
218	Pipe, Valve & Iron
364	Pipe, Valves & Equipment
365	Pipe, Valves & Equipment
366	Pipe, Valves & Equipment
367	Pipe, Valves & Equipment
529	Pipes, Valves & Iron
530	Pipes, Valves & Iron
531	Pipes, Valves & Iron
532	Pipes, Valves & Iron
533	Pipes, Valves & Iron
534	Pipes, Valves & Iron
535	Pipes, Valves & Iron
536	Pipes, Valves & Iron
537	Pipes, Valves & Iron
538	Pipes, Valves & Iron
539	Pipes, Valves & Iron
540	Pipes, Valves & Iron
554	VIN 007759-22 3 Phase Separator
555	VIN 007759-24 3 Phase Separator
573	Rebuilt Natl Gas Unit Ser# EL8B75103-02
574	VIN 96-610 1996 hanover Separator
581	SN 7759-2 Sand Separator
582	SN 7759-13 San Separator
583	SN 7759-12 Sand Separator
584	SN 7759-16 Sand Separator
585	SN 7759-8 Sand Separator
586	SN 7759-9 Sand Separator
587	SN 7759-10 Sand Separator
588	SN 7759-11 Sand Separator
591	VIN 007759-3 3 Phase Separator reconditioned
592	VIN 07759-5 3 Phase Separator Reconditioned
593	VIN 07759-18 3 Phase Separator Reconditioned
594	VIN 07759-15 3 Phase Separator Reconditioned
595	VIN 21011-159 3 Phase Separator
596	VIN 21011-157 3 Phase Separator
764	Pipes and Valves
765	Pipes and Valves
766	Pipes and Valves
767	Pipes and Valves
768	Pipes and Valves

801	Pipes and Valves
802	Pipes and Valves
804	Pipes and Valves
805	Pipes and Valves
807	Pipes and Valves
808	Pipes and Valves
809	Pipes and Valves
810	Pipes and Valves
811	Pipes and Valves
812	Pipes and Valves
815	Pipes and Valves
816	Pipes and Valves
817	Pipes and Valves
818	Pipes and Valves
819	Pipes and Valves
820	Pipes and Valves
821	Pipes and Valves
822	Pipes and Valves
823	Pipes and Valves
824	Pipes and Valves
825	Pipes and Valves
826	Pipes and Valves
827	Pipes and Valves
829	Pipes and Valves
830	Pipes and Valves
831	Pipes and Valves
832	Pipes and Valves
833	Pipes and Valves
834	Pipes and Valves
835	Pipes and Valves
836	Pipes and Valves
857	Pipes and Valve
858	Pipes and Valves
859	Pipes and Valves
860	Pipes and Valves
861	Pipes and Valves
862	Pipes and Valves
863	Pipes and Valves
866	Pipes and Valves
867	Pipes and Valves
868	Pipes and Valves
886	Pipes and Valves
887	Pipes and Valves
888	Pipes and Valves
889	Pipes and Valves
890	Pipes and Valves

894		Pipes and Valves
895		Pipes and Valves
896		Pipes and Valves
897		Pipes and Valves
898		Pipes and Valves
899		Pipes and Valves
900		Pipes and Valves
901	d	VIN 21011-157 3 Phase Separator
902	d	VIN 21011-159 3 Phase Separator
903	d	SN 7759-2 Sand Separator
904		Pipes and Valves

Group: Plug Catchers

553		PC001 Plug Catcher Manifold
559		PC002 Plug Catcher Manifold
560		PC003 Plug Catcher Manifold
561		PC004 Plug Catcher Manifold
562		PC005 Plug Catcher Manifold
563		PC006 Plug Catcher Manifold
564		PC007 Plug Catcher Manifold
570		PC008 Plug Catcher Manifold
571		PC009 Plug Catcher Manifold
580		PC010 Plug Catcher
603		PC011 Plug Catcher Manifold
607		PC012 Plug Catcher Manifold
608		PC013 Plug Catcher Manifold
610		PC014 Plug Catcher Manifold
617		PC015 Plug Catcher Manifold
619		PC016 Plug Catcher Manifold
622		PC017 Flow Valve
623		PC018 Plug Catcher Manifold
644		PC019 Plug Catcher Manifold
645		PC020 Plug Catcher Manifold
646		PC021 Plug Catcher Manifold
649		PC022 Plug Catcher Manifold
650		PC023 Plug Catcher Manifold
656		PC024 Plug Catcher Manifold
657		PC024 Plug Catcher Manifold
658		PC026 Plug Catcher Manifold
659		PC027 Plug Catcher Manifold
670		PC028 Plug Catcher
758		PC029 3x2 Gear Operated Plug Catcher

Group: Production Units

121	Production Unit
122	Production Unit
123	Production Unit
124	Production Unit
125	Production Unit
126	Production Unit
127	Production Unit
128	Production Unit
129	Production Unit
130	Production Unit
131	Production Unit
246	Production Unit
247	Production Unit
248	Production Unit
249	Production Unit
250	Production Unit
251	Production Unit
252	Production Unit
253	Production Unit
254	Production Unit
255	Production Unit
256	Production Unit
257	Production Unit
258	Production Unit
259	Production Unit
260	Production Unit
322	Production Unit
671	3 Combo Production Units 24" vessel
672	3 Units w/o trailer cost
673	3 Units w/o trailer cost
674	3 units w/o trailer cost
675	3 Units w/o trailer cost
676	3 Units w/o trailer cost
677	3 units w/o trailer cost
678	3 units w/o trailer cost
679	Production Test Units H143 & H142
680	3 Phase Separator with Manway
681	3 Phase Separator with Manway
704	48"x20' x1440 3 Phase Horiz Sep
705	SN#Bro7-297 H261 36" x 10'x1440
706	42"x15'x1140 Horiz 3 Phase with Man Way Sep
707	Recond 42" ODx10'x1440 Horiz 3 Phase Sep
708	36ID"x 15'x1440psi H 3PH Separator
709	(16) 36x10 Units@ $8500/unit

710	(5) 30x10 Units @ $8,400/unit
711	48"x10'x1140 3 Phase Separator
712	48"x10'x1440 3 phase separator
779	6x20 125 PSI FWKO w/stand acc
780	6x20 125PSI Free Water Knockout
905	5-36"x10' OIF-006/OIF-010

Group: Sand Separators

453	SS051 Sand Trap Trailer #5000
556	SS040 5000 PSI SSeparator w/trailer & Lift
557	SS047 5000 PSI Sand Separator on L-Skid
568	SS001 Sand Separator
569	SS002 Sand Separator
575	SS003 Sand Separator
576	SS004 Sand Separator
577	SS005 Sand Separator
578	SS006 Sand Separator
589	SS007 Sand Separator
590	SS008 Sand Separator
599	SS009 Sand Separator
600	SS010 Sand Separator
601	SS011 Sand Separator
602	SS012 Separator
655	SS027 VIN T-1C86301-02 Vertical Separator
667	SS025 VIN Be-U1442 Vertical SS on skid
668	SS026 VIN BE-U1443 Vertical SS on skid

Group: Trailers

55	TR098 Gooseneck Trailer
56	Travel Trailer
57	TR011 Trailer
61	TR012 16' Flatbed
62	TR013 12' Tandem
63	TR021 Trailer
64	TR022 Bed & Trailer
65	TR023 Trailer
66	TR024 Trailer
67	Camper
68	TR039 Flatbed Trailer
69	TR044 Trailer
81	TR116 Flowiron Trailer
82	Hayes Welding Trailer
83	TR130 Orange Gooseneck
84	TR045 Tandem Axle Trailer
85	TR047 Trailer
86	TR049 Holli Speed Trailer
87	TR127 40' Trailer
88	TR091 10' Trailer
89	Water Trailer
90	TR139 Carhauler
91	TR146 Trailer
146	TR148 7 x 16' Trailer #9256
148	TR160 28' Triple Axle #7461
149	TR025 28' Triple Axle #7596
150	18' x 77" #0463
151	TR051 28' Triple Axle #7595
152	TR150 30' Road Boss #2525
153	TR030 28' Triple Axle #7906
154	TR028 28' Triple Axle #7911
155	TR165 16' #6436
156	TR121 28; Triple #7909
157	TR168 JC/s Trailer #34066
159	TR164 83 x 20 #4066
160	TR029 28' Triple #8709
323	34' 2005 Chateau Trailer
324	TR166 16" Tandem Utility Trailer
325	TR089 16' Tandem Box Trailer
328	TR061 28' Triple Axle #7618
329	Enclosed Trailer
330	TR169 Skid Steer Trailer

331	18' x 77" #0464
332	18' x 77" #0465
333	18' x 77" #0466
334	(2) Mowing Equipment Trailer
335	TR081 28' Triple Axle #7907
336	TR080 28' Triple Axle #7908
337	TR112 '05 CM Trailer
338	TR003 28' Triple #7910
339	Dunlap Trailer
340	TR014 28' Triple #8710
341	TR073 28' Triple #8711
342	TR101 83 x 24 #8109
343	TR097 83 x 24 #7457
344	TR128 83 x 24 #7458
345	TR100 83 x 24 #7744
346	TR099 32' Gooseneck #4069
347	TR054 28' Triple #9204
348	TR038 28' Triple #9203
349	TR018 28' Triple #9202
350	TR126 Circle L Trailer
351	TR017 28' Triple #9206
352	TR006 28' Triple #9205
353	TR125 28" Triple #9207
354	TR105 24' Lowboy #4115
355	TR007 28' Triple #9208
356	TR060 28' Triple #9209
357	TR131 28' Triple #9210
358	TR056 28" Triple #9211
359	TR084 32' Gooseneck #9506
360	TR088 Lark 7 x 14 #3309
398	TR107 28' Gooseneck Triple Axle #9691
399	TR090 28' Gooseneck Triple Axle #9692
400	TR082 16' Gooseneck Tandem Axle #9697
401	TR149 24' Car Hauler #3636
403	TR096 40 x 102 Dovetail #4004
404	TR020 28' Gooseneck Triple Axle #9693
405	TR040 28' Gooseneck Triple Axle #9694
406	TR065 16' Gooseneck Tandem Axle #9698
407	TR119 28' Gooseneck Triple Axle #9695
408	TR009 28' Gooseneck Triple Axle #9696
411	TR070-071 Monorail Iron Trailers
412	TR115 32' Gooseneck Trailer
413	TR103 Lamar 83x24 Stock #63848
414	TR104 2012 Lamar 83x24 CH Stock #64783
415	TR138 83x20 Gooseneck Trailers #5408
416	TR136 83x20 Gooseneck Trailer #5409

417	TR134 Trailmaster 2012 #9903
418	TR076 Trailmaster 2012 #9904
419	TR004 Trailmaster 2012 #9905
420	TR122 Maxey 20x83 Trailer #2700
421	TR02 Maxey 20x83 Trailer New #2699
422	TR085 T30' Gooseneck Dovetail Trailer
424	Double Stack Flare Trailer BWC015
425	TR170 2008 Interstate Cargo Trailers #3957
426	TR055 28' Lowboy Horsecreek #7052
427	TR032 28' Lowboy Horsecreek #7051
428	TR129 28' Lowboy Trailmaster #0094
429	TR140 28' Lowboy Trailmaster #0096
430	TR118 28' Lowboy Trailmaster #0095
433	TR078 28' Lowboy Triple Axle 27114
434	TR008 28' Lowboy Triple Axle 27115
435	TR109 28' Lowboy #7247
436	28' Lowboy #7248
437	TR110 28' Lowboy #7249
439	Cargomate 7' #5260
440	TR016 28' Lowboy Triple Axle #7311
441	TR036 28' Lowboy Triple Axle #7312
442	TR019 28' Lowboy Triple Axle #7313
444	TR132 28' Lowboy Triple Axle #7355
445	TR117 28' Lowboy Triple Axle
446	TR123 28' Lowboy Triple Axle :37357
447	TR094 14' x 83" Heavy Hauler #7469
450	TR053 28' Lowboy #7477
451	TR002 28' Lowboy #7478
452	TR026 28' Lowboy #7479
456	TR027 28' Lowboy #7480
458	CORP Smoker/Cooker Trailer #7727
459	24x83 Heavy Hauler #4192
460	TR067 16' Gooseneck #7687
465	TR064 20x8 Dump Trailer #0482
467	TR113 Gooseneck Trailer #5247
468	TR114 Gooseneck 40' #8972
469	TR066 Unknown #7813
470	TR087 20' x 83" Big Tex Utility #3970
472	2004 Travel Trailer #2320
473	TR001 28' Triple Axle Trailer #7968
482	TR033 28' Gooseneck #7967
483	TR031 28' Gooseneck #7969
484	TR133 28' Gooseneck #7970
485	TR035 28' Triple Axle Trailer #7971
486	TR077 28' Triple Axle Trailer #7972
487	TR074 28' Triple Axle Trailer #7973

489	TR037 28' Triple Axle Trailer #7974
490	TR005 28' Triple Axle Trailer #7975
491	TR034 28' Triple Axle Trailer #7976
713	TR053 8210 28' triple axle gooseneck
714	TR059 8211 28' triple axle gooseneck
715	TR124 8212 28' triple axle gooseneck
716	TR106 9945 2013 Big Tex Trailer 33'
717	TR137 8213 28' Triple Axle Gooseneck
718	TR010 8214 28' Triple Axle Gooseneck
719	TR092 8215 28' Triple Axle Gooseneck
720	TR069 0560 PH 41' Drop deck Triple 16K Axle
782	TR155 8786 28' Gooseneck Trailer
783	TR157 8787 28' Gooseneck Trailer
784	TR159 8788 28' Gooseneck Trailer
785	TR171 8879 28' Riple 7K Axle Gooseneck
786	TR163 8880 28' Riple 7K Axle Gooseneck
787	TR046 1934 2013 Pequea Trailer
788	TR048 1935 2013 Pequa Trailer
789	TR043 1933 2013 Pequea Trailer
790	TR154 8940 28' Triple 7K Axle Gooseneck
791	TR161 8939 28' Triple 7K Axles Gooseneck
837	TR135 28' Triple 7K Axle #8941
838	TR156 28' Triple 7K Axle #9008
839	TR162 28'Triple 7K Axle #9009
840	TR158 28' Triple 7k Axle #9010
841	Keyston Cougar 5th Wheel
842	TR153 28' Triple 7K Axle #9011
843	TR15228' Triple 7K Axle #9012

Group: Vehicles

2	TK053 2007 Dodge 1 Ton 3500 4x4
4	Truck Bed Roustabout
7	Ranch Hand Bumper
8	Grill Guard
92	Semi Truck
95	CK Steel Building LP
96	Semi Truck
98	95 Marmon Truck
99	TK045 '10 Chevy Crew Cab #6735
100	TK017 '05 Ford F250 #2228
102	TK009 '11 Ford F350 #1032
103	Bumper Grillguard
104	High Caliber Equipment

105		Ford 1 Ton High Caliber
106		Ford 1 Ton Paint Job
108		TK051 '11 Ford F450 #4794
109		TK021 '11 Ford F550 #2063
145		06 Ford 250 #3057
163		Repairs for Truck
164		TK027 Mach/Winch Truck
166		TK001 2008 Chevy 1 Ton
168		TK008 2007 Ford F150 #1018
169		TK007 Ford F250 #8262
170		TK006 2009 Ford F250 #0544
172		TK049 2011 Chevy Silvarado #1457
173		TK024 2011 Ford F350 #8681
174		TK029 2011 Chevy Silverado #3189
175		TK057 2011 Chevy Silverado #0023
271		TK014 '06 Chevy SK1 4C #2913
273		TK054 11 Dodge 250 CW #5304
274		TK005 '06 GMC Sierra 1500 #8740
276		07 GMC Dump Truck #3770
277		07 Chevy 2500 #5944
278		TK040 '07 GMC 6500 Dump
280		TK015 '12 Ford F350 #4930
281		TK013 '12 Ford F350 #8015
284		TK020 '12 Ford F550 #2196
285		TK003 '12 Ford F450 #6012
286		TK034 '94 International 930 #7179
363		TK026 '11 Chevy #7730 - Harris
493		TK039 White Chevy Silverado #3392
494		TK041 1 Ton Truck #5492
495		TK042 2012 Chevy Truck #1233
496		TK016 Ford F250 Lariat #2102
497	d	Ford F250 4x4 Crew Cab SS SRW #6478
498		TK023 2012 GMC Sierra 1500 #4819
499		TK062 2012 GMC #9390
500		TK059 2012 GMC
501		2012 GMC #0003
502		TK060 2012 GMC Sierra 1500 #5878
503		TK031 Chevy Silverado 35 Pickup #2587
504		TK055 Dodge 3500 4x4 Crew Cab #7082
505		TK028 2012 Ford F250 #7090
506		2012 GMC Sierra 3500 #7674
507		TK036 2012 Chevy Truck #8699
508		TK037 GMC Sierra 1500 #0905
509		TK064 GMC Sierra 1500 #3324
510		TK030 2013 Chevy Silverado #4059
511		TK033 2012 Ford F250 #3303

512	TK048 1 Ton Truck #3024
513	TK056 2012 Dodge 3500 #5161
514	TK043 Silverado--#0648 Asset 362 traded in
516	TK067 Sierra 2500--Asset 515 traded in #1975
721	TK047 7836 2013 GMC Sierra 1500 (white)
722	TK052 2769 2013 Chev Silverado 35 (white)
723	TK035 2122 2013 GMC Sierra 3500
724	TK012 7539 2013 GMC Sierra 3500
725	TK038 5743 2013 GMC Sierra 1500
792	TK019 0045 2013 Dodge 3500 4x4 flatbed
793	TK066 9813 1988 Freightliner
794	MARKS 5666 203 GMC Sierra 2500
795	TK061 9162 2013 GMC Sierra 1500
796	TK063 2857 2013 GMC Sierra 1500
797	TK050 4273 2013 GMV Sierra
844	2014 GMC #1920
852	TK068 2014 GMC Sierra #6964
864	TK069 2014 GMC Sierra 1500 #3012
865	TK070 2014 GMC Sierra 1500 #2962
881	2014 GMC Sierra #2981
882	2014 GMC #7066
883	2013 Ford (Denton Jones) #7056
906	2014 GMC Sierra
907	2014 GMC

B.		Rod's Production Services
Equipment
27-3906703
FYE: 12/31/2014 Qtr: 3/31/2014

d
Asset	t	Property Description

Group: Buildings & Improvements

535		42x66214 Steel Building with 2:12 Pitched Roo
536		Electrical Service Install - Pleasanton, TX
537		Wood Floor for South Texas Yard Office

Group: Furniture & Office Equip

1		Lexmark Color Copier
2		Furniture
552		Cabinet

Group: Leasehold Improvements

538		Modular Mobile Office Bldg (OK Yard)
539		South TX Yard Improvements
540		Ohio Yard Improvements (Drainage & Level)

Group: Machinery & Equipment

63	Equipment H&L Trailer
64	Steamer Power Washer
65	RED Production Separator
66	RED 1440 Sand Separator
67	Manifold Assembly
68	(7) 3-Phase Horizontal Separators
69	Continental Sand Separator
70	Northstar Steamer Trailer
71	Frac Tank
72	Sand Separators (2)
73	600K BTU Heater
74	Honda Generator
75	Flat Bed Trailer
76	(3) 3000# Sand Separators
77	Five Valve 2"x2" Manifold
78	Forklift 10000# Telescopic
79	4 Mercer & Smith Discharge Bottles
80	30M PSI Test Pump Unit
81	(3) Five Valve 2"x2" Manifold
82	Wacker Centrifugal Trash Pump
83	Wacker Centrifugal Trash Pump
84	Wacker Centrifugal Trash Pump
85	John Deere 2210 w/Loader & Mower
86	4" 1002x2 1502 Trash Catcher
87	Five Valve 2"x2" Manifold
88	Five Valve 2"x2" Manifold
89	150000 BTU American Gas 20x10 3-Phase Separat
90	2008 Troxell Frac Tank
91	2008 Troxell Frac Tank
92	2006 Waterboy Frac Tank
93	2006 Waterboy Frac Tank
94	2006 Waterboy Frac Tank
95	2006 Waterboy Frac Tank
96	GEHL Backhoe Attachment
97	6.5 Cu Ft Sandblaster
98	(2) 5000# Sand Separators
99	(2) 3000# Sand Separators
101	1998 Holiday Rambler
102	Natco 82 1MM Gas Unit
103	1.5 MM BTU test Separator w/10K Coil
104	2004 Genie Light Tower Model TML400
105	2004 Genie Light Tower Model TML400

106	2004 Genie Light Tower Model TML400
107	2004 Genie Light Tower Model TML400
108	2004 Genie Light Tower Model TML400
109	Allmand Light Tower
110	Allmand Light Tower
111	Allmand Light Tower
112	2007 Open Top Tank
113	2007 Open Top Tank
114	100 Gallon Trail FX Fuel Tank w/pump
115	16'x10 1438 3-Phase Separator 750k BTU
116	24'x10 1440 3-Phase Separator 1.5mm BTU
117	Mid-Co 24'x10 1400 3-Phase Separator 1mm BTU
118	Reconditioned Horizontal Separator w/Skid
119	Honda 240cc Trash Pump w/hose & fittings
120	Five Valve 2"x2" Manifold
121	Val/Tex Grease Gun
122	4-Allmand Heaters with ducting bands & clamps
123	Honda 240cc Trash Pump w/hose & fittings
124	Natco 2mm BTU Production Unit
125	2x2 Five Valve Dual Adj Choke Manifold
126	24' 7 5000 CE Nataco Vertical Sand Separator
127	1 each 6000# Vessel and 1 each 9000# Vessel
128	Five Valve 2"x2" Manifold
129	I.R. Air Compressor & Hammer
130	John Deere 270
131	Allmand Light Tower
132	11-Allmand Heater
133	VRU Subassembly (5) 2x2 Plug Valves
134	24' 7 5000 CE Nataco Vertical Sand Separator
135	SB-34-18/18 Std Flame Arrestor for 2mm
136	VRU Subassembly (2) Target Choke Tees
137	VRU Subassembly (4) 1x2 Valves
138	VRU Subassembly (4) 1x2 Valves
139	36"x15' 1440 3-Phase Sand Separator
140	9-Allmand Heaters
141	VRU Subassembly Medium Pressure Compressor
142	48x15 1440 National 3-Phase Sand Separator
143	VRU Subassembly - Floring Piping/Fittings/
144	VRU Subassembly - Choke Bonnets/Fittings/
145	36"x10' 1986 3-Phase Sand Separator
146	HG12228 Lerio Natural Gas Screw Compressor
147	VRU Subassembly (Flow Pressure Measurement)
148	Wacker Mobile Generator 38KW/50KVA Deere Tier
149	Wacker Mobile Generator 38KW/50KVA Deere Tier
150	36"x10' 1440 3-Phase Sand Separator
151	Plug Catcher Manifold (3)

152	VRU Subassembly - Flowline Piping
153	6 - Allmand Heaters
154	Fuel Cell - 92 Gallons w/Quick Connect
155	2006 Chandler Frac Tank
156	2006 Chandler Frac Tank
157	2006 Troxel Frac Tank
158	2006 Waterboy Frac Tank
159	Water Filtration System
160	VRU Subassembly (Flow Pressure Measurement)
161	Power Washer & Trailer
162	Texas Transco Frac Tank 2006 Chandler
163	Texas Transco Frac Tank 2006 Troxel
164	Texas Transco Frac Tank 2006 Troxel
165	Texas Transco Frac Tank 2006 Troxel
166	Texas Transco Frac Tank 2006 Troxel
167	Texas Transco Frac Tank 2006 Troxel
168	Texas Transco Frac Tank 2006 Troxel
169	Texas Transco Frac Tank 2006 Troxel
170	Texas Transco Frac Tank 2006 Troxel
171	Texas Transco Frac Tank 2006 Troxel
172	Texas Transco Frac Tank 2006 Troxel
173	Texas Transco Frac Tank 2006 Troxel
174	Texas Transco Frac Tank 2006 Troxel
175	Texas Transco Frac Tank 2006 Waterboy
176	Texas Transco Frac Tank 2006 Waterboy
177	Five Valve 2"x2" Manifold
178	VRU Subassembly (Five Valve 2x2 Manifold)
179	VRU Subassembly (Five Valve 2x2 Manifold)
180	Five Valve 2"x2" Manifold
181	6 Used Sand Separators
182	HGS17178 Lerio Natural Gas Screw Compressor
183	Wacker Centrifugal Trash Pump
184	Wacker Centrifugal Trash Pump
185	Wacker Centrifugal Trash Pump
186	Wacker Centrifugal Trash Pump
187	Wacker Centrifugal Trash Pump
188	Wacker Centrifugal Trash Pump
189	Wacker Centrifugal Trash Pump
190	Wacker Centrifugal Trash Pump
191	Rocket 280 Pnuematic Grease Gun
192	36" Low Volume Flare
193	75 KW Generator
194	36"x10' 1986 3-Phase Natco Sand Separator
195	10 Up and Over Ramps for Field Services
196	2 Alamo Light Towers
197	Air Compressor 80 Gallon

198		16"x5' 1.5mm 6000# Raw Separator
199		1.5 mm Oncil Gas Unit
200		Kenwind 5000# Sand Separator
201		30" x 10' 1440 3-Phase Sand Separator
202		Skid Unit w/2 Horizontal Separators
203	d	Magna Max Generator on 28' O'Brien Trailer
204		Maximator Pump 30K
205		2"x2" 1502 Std Manifold w/Dual Check Valves
206		2" Flame Arrestor & Accessories
207		Wacker Centrifugal Trash Pump (2)
208		4x4 Backhoe
209		2005 I.R. 185 Air Compressor
210		2006 I.R. 185 Air Compressor
211		Wacker 20000 KW Light Tower
212		Wacker 20000 KW Light Tower
213		(3) Wacker 20000 KW Light Towers
214		Wacker 20000 KW Light Tower
215		Wacker 20000 KW Light Tower
216		(2) Wacker LTN 6L Light Towers
217		Wacker Centrifugal Trash Pump
218		Wacker Centrifugal Trash Pump
219		Wacker Centrifugal Trash Pump
220		Wacker Centrifugal Trash Pump
221		3 Phase Plug Catcher
222		Sivals Production w/New Coils
223		2-6'x18' Steel Cylinders
224		2002 CAT TH83 Telehandler
225		Pressure Washer w/Honda Engine
226		2004 CAT TH460B 9000# Fork Lift
227		VRU Sub-Assemblies (Knox Oilfield)
228		2-3" Crossovers 5-3" Choke Stems 5-2" Choke S
229		2" 1502 Flowline Various Lengths
230		3" 1502 Flowline Various Lengths
231		Interssol-Rand Air Compressor
232		Natco Sand Separator 20"x7'6"x6000#
233		Natco Sand Separator 24"x6'x7500 lb
234		Frac Tank
235		Frac Tank
236		Altair Multi Gas Detector
237		Wacker Centrifugal Trash Pump
238		10 Air Actuators for 2x2 Plug Valves
239		4-2" 1502 Crosses & 7 2" Trim Chokes
240		3 Phase Separator AF Industries
241		2006 Troxel Frac Tank
242		2006 Chandler Frac Tank
243		Pneumatic Grease Gun

244	Wacker 20K Generator
245	Wacker 20000 KW Light Tower
246	2007 Caterpillar 287B Trck Skid Steer
247	2 Frac Tanks
248	Wacker Light Towers (4)
249	2 Horizontal Lathes
250	1 Sand Separator 18"x12' ASME
251	3 Wacker Centrifugal Trash Pump
252	3 Wacker Centrifugal Trash Pump
253	30K Test Pump
254	2 Air Compressors w/Air X-Changers
255	6.5 CU FT Sandblaster w/Respirator System
256	Sivalls Coalescent Filter Separator 20"x80"
257	20"x7'6" Used Natco Separator
258	16"x7'6" Used Sivalls Separator
259	6 Wacker Centrifugal Trash Pumps
260	Maxim III DOT Peen Marking System
261	Maxim III DOT Peen Marking System
262	6 Wacker Centrifugal Trash Pumps
263	Electronic Flow Meter T/F 6213-x
264	Electronic Flow Meter T/F 6213-x
265	1440 3-Phase Separator 36" IDx10'
266	1440 3-Phase Separator 36" IDx10'
267	1440 3-Phase Separator 36" IDx10'
268	1440 3-Phase Separator 36" IDx10'
269	Wacker Centrifugal Trash Pump
270	Wacker Centrifugal Trash Pump
271	Honda 3" Trash Pump
272	8 H2 2" FL SS T/C Choke Seats
273	20K Chart Recorder
274	30K Test Pump
275	Production Unit Plumbing Components
276	Allmand Light Tower Pro 2
277	Rigid Brand Pipe Threader & Cutting Heads
278	Air Compressor 185 CFM
279	2005 Skytrak 10054
280	Wacker Generator
281	2013 Frac Tank
282	2013 Frac Tank
283	2013 Frac Tank
284	2013 Frac Tank
285	12 Thier Hatches installed on 4 Tanks
286	Capitalized Labor Frac Tank Completion
287	60' Flare mounted on gooseneck
288	60' Flare mounted on gooseneck
289	48" Skid-mounted Vacuum Tank System 840 Gallo

290		2 Used 5K Sand Separators
291		1 Used 6500 MAWP Line Heater w/750 BTU Burner
292		60' Flare mounted on gooseneck
293		60' Flare mounted on gooseneck
294		Capital Repair telehandler boom extension
295		Wacker Neuson Generator
296		Sky Track 10054 Telescopic Forklift
297		Q.S. 2000A-K Hydraulic Grease Gun
298		4 Scanner 2000 w/Manifold & Ther Well Comm.
299		Cameron Scanner 2000w/Manifold Cable
300		Cameron Nuflo Scanner 2000
301		2 Cameron Nuflo Scanners
302		Lorimer Portable 15K Pressure Test System
303		Pinnacle Mfg Frac Tank
545		40 Foot Storage Container
550	d	New Holland Skid Steer (old #591)
553		Rigid 300 Complete Machine
561		36x15x1440 H 3 ph sep
562		36x15x1440 H 3 ph sep
563		36x15x1420 H 3 ph sep

Group: Pipe and Fittings

304		TSI Pipe & Fittings
305		P&W Pipe and Fittings
306		TSI Pipe & Fittings
307		TSI Pipe & Fittings
308		P&W Pipe and Fittings
309		TSI Pipe & Fittings
310		P&W Pipe and Fittings
311		TSI Pipe & Fittings
312		P&W Pipe and Fittings
313		TSI Pipe & Fittings
314		P&W Pipe and Fittings
315		TSI Pipe & Fittings
316		TSI Pipe & Fittings
317		TSI Pipe & Fittings
318		9.19" Spacer 2" MxF
319		Crossover Assembly 3" 1502
320		Manifold 3" 1502 w/5 3x3 Valves
321		3" 1502 Flowline
322		Plug Catcher Manifold 4" Configuration
323		Plug Catcher Manifold 4" FIG
324		2" 1502 x 10' Flowline
325		2" 1502 Cushion EI's (20)

326	SMI 2x2 Plug Valve
327	1"x2" 1502 Plug Valve 15M STD
328	P&W Pipe and Fittings
329	1502 Adaptors/Choke Seats/Stems/Wrenches
330	2x2 Bulldog Plug Valves (10)
331	Flanges from Atlas Machine & Welding
332	2" 1502 Cushion EI's (100)
333	2x2 Bulldog Plug Valves (10)
334	(2) 2"x2" 1502 Plug Valves
335	40 1502 2" Cushion EIs/5 Crossovers/3 Flow Te
336	2" 1502 Relief Valve Set @15000 PSI
337	2" 1502 Relief Valve Set @15000 PSI
338	3" 1502 Flowline Various Length and Fittings
339	2" 1502 Flowline Various lengths & Fittings
340	1"x2" 1502 Plug Valve
341	Plug Catcher Manifold Integral 4" FIG
342	Plug Catcher Manifold Integral 4" FIG
343	2" 1502 Cushion EI's
344	6-3"x2" 1502, 3-2"x2" 1502 & 4'1x2 1502 Plug
345	2 9/16" x 2" Male Flange
346	1502 Crossover Assemblies 2" and 2" Spacers
347	5-Plug Valves 2x2 LT 1502 FM Std 15K
348	SMI 2" 1502 Duel Choke Manifold - Components
349	2x2 1502 Plug Valve w/2 Choke Valves
350	Plug Catcher Manifold Integral 4" FIG
351	4 2x2 Bulldog Plug Valves
352	5 Choke Tees/8 Choke Bonnets/5 ACLV Crosses
353	2x2 Plug Valves TSI Invoice
354	25 2x2 Plug Valves
355	Plug Catcher Manifold Integral 4" FIG
356	34 2x2 Plug Valves SVP
357	3" 1502 Flowline various lengths with fitting
358	2" 1502 Flowline Various lengths & Fittings
359	10 2" Inline Barrel Counters and 4 2" Inline
360	30K Test Pump
361	30 3" 1502 MxF 90 Elbows
362	30 3" 1502 MxF 90 Elbows
363	4 2" 1502 STD 15M Choke Tees
364	30K Test Pump
365	5 3"x3" 1502 STD 15M Valves
366	13 2x2 Plug Valves
367	2 Adjustable Chokes
368	1 1502 FMMM Cross w/ 9/16" AC
369	36 2x2 Bulldog Plug Valves
370	Kimray 4K Fail Close Dump Valve
371	15 2" 1502 2x2 Plug Valves

372	2 2x2 Air Actuated Plu Valves
373	2 Male Adapting Flanges
374	15 2x2 Bulldog Plug Valves
375	20 2" 1502 MxFx2o NPST Flowline
376	2 2x2 1502 FM Std Valves
377	2" Kimram Motor Valve EFG
378	2" Threaded Back Pressure Valve
379	4" 600RF Balon NACE FP Ball Valve
380	2 2" 1502 FM R/V Sets #'s L-458-4 and -7
381	Electronic Flow Meter T/F 6213-x Package
382	4-Kimray 4K Fail Close Dump Valves
383	Electronic Flow Meter T/F 6213
384	Electronic Flow Meter T/F 6213
385	Electronic Flow Meter T/F 6213
386	(6) 2"x2" 1502 Plug Valves
387	2 2x2 Air Actuated Plug Valves
388	1 2" Kimray 2150 SMT Setup with Motor Valve
389	8 Flame Arrestors
390	2" FMT 600RF Back Pressure Fail Closed Regula
391	2 1502 Std. Choke Tees 5"
392	30-Plug Valves 2" 2x2 VA0006
393	40-Chokes 2" 1502 Body Only
394	MX3 UT Tester
395	(7) HIgh Pressure Kills Systems
396	2 2" Kimray Piston Balanced Motor Valves
397	2 2" Kimray PB-Setups
398	2 3" LP Adjustable Chokes
399	Scanner 2000 Camera w/Hardware
400	4 2" Kimray Piston Balanced Motor Valves
401	2x2 Air Actuated Plug Valve
402	3 Electronic Flow Meters w/Solor Panels
403	1 RSH A 3000 Hydraulic Assist for 3 Valve Con
404	1 RSH A 4000 Hydraulic Assist for 3 Valve Con
405	3 T/C Choke Bean Sets EVEN Numbers
406	2 3" 1502 Hydraulic Choke Assy's MxF
407	3 2x2 1502 Std 15M Air Actuated Valves
408	2 EFT-2150 SMT PB 2" IV Motor Valves
409	10 2x2 Bulldog Plug Valves
410	6 CAC 4" Flame Arrestors
411	2 2x2 Air Actuated Plu Valves
412	6 2 7/8" Screens
413	Tee Assembly 4" FIG 1002 w/Plug Catcher
414	2 3x3 1502 STD 15M Valve w/Hydraulic Control
415	2 3x3 1502 STD 15M Valve w/Hydraulic Control
416	2 3x3 1502 STD 15M Valve w/Hydraulic Control
417	4-4" Tee Assemblies 4" FIG 1002 Female x 3"

418	1983 30" x 10' 1440 Gas Unit Smith Industries
419	2" x 2" Air Actuated Plug Valve
420	Capitalized Maintenance Hydraulic Choke
421	6 Plug Valve ESD Systems
422	14 2" 1502 MFF Tees
423	VRU Plumbing Components
424	Manifold Pipe Fittings
425	4 1x2 Plug Valves, 6 2x2 Plug Valves
426	10M UB Htr LH I/O with 3/4 Bore Stainless Cho
427	1.5MM Line Heater Hanover 2000 15000 PSI
428	1.5MM Line Heater Hanover 2004 15000 PSI
429	1.5MM Line Heater Allen 1990 10000 PSI
430	1.5MM Line Heater United Process 10000 PSI
431	30 2" Plug Valves w/various 2" 1502 Flow Pipe
432	NUFLO Meter and Iron to Reconfigure Prod. Uni
433	12-2"x2" 1502 Plug Valves
434	8-3x3 1502 Plug Valves w/gear
435	20 pcs 3"x10' 1502 Flowline
436	5 Valve 2x2 Manifold w/Skid & Iron
437	2-4" 1002 to 3" 1502 Plug Catcher Crossover
438	Hydraulic Assist Unit for 4 Valve and 3" Chok
439	7 1/16 10K x 2" NPT Flange
440	2 2" 1502 Std Adj Choke Assemblies
441	1 Scanner 2000 meter
442	Cap. Components & Labor 1.55MM Line Heater
443	3" pups, tees, gear op valves, 2" pups, tees
444	2 scanner 2000 meters
445	10 2x2 1502 Std Plug Valves
446	15 3" 1502 NPST 15M x 10' Flowline
447	29 3" x 10' NPST Flowline 15M
448	8 Manual 3x3 Plug Valves 15M STD
449	2 New 3" Plug Catcher Manifolds
450	15-New 2x2 1502 Plug Valves 15M STD
451	5-New 2" 1502 MFF TEEs 15M
452	2" Plug Valve w/Actuator
453	2" Stainless Steel H-2 Choke Sets
454	2-4"x6" 1002 NPST Pup Joints
455	4" 1002 NPST Pup Joints
456	4" 1002 TEE FxFxM
457	4" 1002 SPM Gear OP Plug Valve
458	4 1502 Adjustable Chokes w/1" Trim
459	4" 1002 SPM Gear OP Plug Valve
460	4" 1002 SPM Gear OP Plug Valve
461	4" 1002 SPM Gear OP Plug Valve
462	4" 1002 SPM Gear OP Plug Valve
463	4" 1002 Integral Plug Valve MxF

464	4" 1002 Integral Plug Valve MxF
465	4" 1002 Integral Plug Valve MxF
466	4" 1002 Integral Plug Valve MxF
467	4" x 6" 1002 Flow NPST Iron to Complete Catch
468	2 2" 1502 Plug Valves with Actuator MSS
469	1-9 Plug Valve Manifold w/2 Adjustable Chokes
470	10 2x2 1502 Plug Valves 15M STD
471	3" 1502 STD 15M Choke Tee
472	3 New 3x3 Gear Operated Plug Valves
473	2-2" 1502 Tees (FFM)/2-2" 1502 Adj Choke Assy
474	Five 2"x5' NPST Pup Joints
475	160 2"x10' NPST Pup Joints
476	Ten 2x2 1502 Plug Valves
477	Four 2" 1502 TEE FxFxM
478	Forty Five 2" Short Elbows MxF
479	3" 1502 Gear Operated Plug Valve w/3"x14" MxF
480	3 2" H-2 SS/TC Valve Sets
481	1502 10K Sour Service Plug Valve
482	2-3" Cactuc Ltr Kits
483	2-2" 1502 Bonnet Assemblies w w/4" Orfice
484	2-1502 2" Relief Valves w/Spacers
485	5-2x2 1502 Plug Valves
486	23 1502 2" MSI Choke Bonnet Assy & 23 1502 2"
487	6 2x2 1502 Plug Valves and 1 Blank Plug Assy
488	2x2 Plug Valve Manifold
489	Flow Iron & Fittings
490	19 2x2 1502 Plug Valves
491	4" 1002 M 3" 1502 Wing
492	15 2x2 Plug Valves
493	2" Max Orfice H-2 SS/TC Seat
494	16 2x2 Plug Valves & 1 1x2 Plug Valve
495	20 2x2 Plug Valves and 2 5 Valve 2x2 Manifold
496	Various Lengths of 2'FLowline/2" Manifolds
497	20-1502 15M 3" MxF 90's and 25-3"x10 15M Std
498	1 Female Flange Adapter 3 1/16" 10Mx2"
499	2 2" 1502 FMMM Cross w/9-16" AC and 1 2" 1502
500	14 2x2 Plug Valves 15M Std
501	15 Sticks 2"x20' Flowline, 60 2" elbows, etc
502	2" MCII Barrel Counter System
503	2" MCII Barrel Counter System
504	2" MCII Barrel Counter System
505	2" MCII Barrel Counter System
506	2" MCII Barrel Counter System
507	2" MCII Barrel Counter System
508	RS-HA-4000 Hyadaulic Assist Unit for 4 Valve
509	COR-TEC 3" Hydraulic Choke Assy 2" Max 1502

546	20 2x2 1502 Std 15M Valves
547	2-2x2 actuated plug valves & 1 10M Flange
548	1x2 1502 Std 15M Valve
549	3" Dual Plug Catcher 1502 Gear
557	2" Cameron Barrel Counter
558	Valve 3"x3" 1502 Std 15M
559	2" Cameron Barrel Counter
560	Tee 3" choke NPT 3K
565	2" Cameron Barrel Counter
566	Nuflo Scanner 2000
567	Plug Valve 2x2 1502 5K STD
568	Manifold 5 Plug Valve 2x2
569	Plug Valve ESD
570	Nuflo Scanner 2000
574	Valve 33 1502 STD 15M
575	Plug Valve 1"x2" 1502 15K Std

Group: Trailers

3	Travel Trailer
4	2008 Trailmaster
5	16 Ft. Utility Trailer
6	83" x 20' Monorail Trailer
7	Used 1996 Cress Country 16'
8	1992 Strick Trailer
9	1984 Frueha Trailer
10	16' Locke 10000# Sub-Rail
11	2007 Sure Pull Trailer
12	14' Cargo Trailer
13	2010 TC Trecker Utility Trailer
14	Wells Cargo Trailer
15	28' 3-axle Gooseneck Trailmaster
16	28' 3-axle Gooseneck
17	28' 3-axle Gooseneck
18	28' 3-axle Trailmaster
19	28' 3-axle Gooseneck
20	28' 3-axle Gooseneck
21	Thompson Trailer
22	28' 3-axle Gooseneck
23	28' 3-axle Gooseneck
24	28' 3-axle Gooseneck
25	28' 3-axle Gooseneck
26	18' Gooseneck Monorail
27	30' MBH 3-Axle Gooseneck

28	28' 3-axle Gooseneck
29	28' 3-axle Gooseneck
30	28' 3-axle Gooseneck
31	Homemade Shop Trailer
32	16' Dump Trailer
33	18' Gooseneck Monorail
34	28' 3-axle Gooseneck
35	28' 3-axle Gooseneck
36	18' Gooseneck Monorail
37	18' Gooseneck Monorail
38	Pipe Trailer
39	Oilfield Float Single Drop Deck 3-Axle
40	16' Gooseneck Trailer
41	20' Gooseneck Trailer
42	16' Enclosed Trailer
43	Buck Dandy Car Hauler
44	16' Gooseneck Trailer
45	2012 Tandem Axle Equipment Trailer
46	14' Trailer w/Deck
47	2005 Flatbed Trailer
48	1970 LowBoy Trailer
49	1985 Trail EZE TRailer
50	Capital Repair 1985 Trail EZE
51	2012 28' Lowboy 3-Axle Trailer
52	2012 28' Lowboy 3-Axle Trailer
53	2012 Menard Water Filtration Trailer
54	2012 Menard Water Filtration Trailer
55	1977 Birman Lowboy Trailer
56	1998 Holiday Rambler Repairs to Slideout
57	2012 Look Enclosed Trailer
58	Tandem Axle Gooseneck Monorail Trailer
59	1999 Fontaine Drop Deck Trailer
60	Big Tex 20' Gooseneck Rig Up
61	2008 Lonestar 20' Trailer
62	2003 Big Tex 20' Gooseneck Rig Up
100	20' Locke Deck over Trailer
554	28' Triple Axle #9562
555	28' Trile Axle Gooseneck #9563
556	28" Triple Axle Gooseneck #9564

Group: Transportation Equipment

510	2009 K3500 Chevrolet
512	2006 Chevrolet SK 3 Truck

514		1989 Peterbuilt
515		2002 Freightliner w/Western Sideboom
516		2011 1 Ton Flatbed Chevrolet
517		1995 Chevrolet 8500 Dump Truck
518		2011 GMC Sierra
519		2006 Chevrolet Truck
520		2011 GMC Sierra
521		2011 Chevrolet Silverado
522		2011 GMC Sierra
524		2000 Mack Winch Truck
525		2012 Chevrolet Silverado
526		2012 Chevrolet Silverado
527	d	1998 International 470 Truck
528		2012 Chevrolet Silverado
529		Capital Repairs to 2000 Mack
530		2013 Chevrolet CruCab Winch Truck
531		2013 Chevy Pickup
532		2014 GMC Sierra
533		2014 GMC Sierra
534		2014 GMC Sierra
544		2014 Sierra 1500
551	d	1997 Kenworth (old #523)
564		2014 GMC Sierra 1500

SCHEDULE 4.13
to First Amended and Restated Loan and Security Agreement

Outstanding Indebtedness